ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-132747 Dated April 11, 2008

Yield Optimization Notes with Contingent Protection

Enhanced Income Strategies for Equity Investors

UBS AG $•   Notes linked to the shares of iShares FTSE/Xinhua China 25 Index Fund due on or about October 31, 2008
UBS AG $•   Notes linked to the shares of iShares MSCI Brazil Index Fund due on or about October 31, 2008
UBS AG $•   Notes linked to the shares of iShares MSCI Emerging Markets Index Fund due on or about October 31, 2008

Investment Description

Yield Optimization Notes with Contingent Protection (the ”Notes”) are notes issued by UBS AG (”UBS”) linked to the performance of the shares of a specific Exchange Traded Fund (the ”underlying equity”). The Notes pay an enhanced coupon and provide either a return of principal or shares of the applicable underlying equity at maturity. The enhanced coupon is designed to compensate you for the risk that you may receive at maturity the share delivery amount (as defined on page 2 of this free writing prospectus) of the underlying equity for each Note you hold, and that such share delivery amount could be worth less than your principal. At maturity, you will receive the share delivery amount of the applicable underlying equity (subject to adjustments in the case of certain corporate events described in the accompanying YONCP product supplement under "General Terms of the Notes — Antidilution Adjustments") for each of your Notes if the closing price of the applicable underlying equity falls below the specified trigger price on any trading day during the observation period. Otherwise, you will receive your principal in cash. We will make coupon payments during the term of the Notes regardless of the performance of the underlying equity. Investing in the Notes involves significant risks. You may lose some or all of your principal.

Features
☐	Enhanced coupon payments are made regardless of the performance of the applicable underlying equity and are designed to compensate you for the fact that the Notes are not fully principal protected and that you could lose some or all of your principal.
☐	Contingent protection feature protects your principal only if the closing price of the applicable underlying equity never falls below the trigger price during the observation period and you hold the Notes to maturity:
♦	If the closing price of the applicable underlying equity never falls below the trigger price, at maturity you will receive a cash payment equal to your principal amount. You will not participate in any appreciation of the applicable underlying equity at maturity.
♦	If the closing price of the applicable underlying equity falls below the trigger price on any trading day during the observation period, at maturity you will receive the share delivery amount (as defined on page 2 of this free writing prospectus) of the applicable underlying equity for each of your Notes. If you receive shares of the applicable underlying equity at maturity, they may be worth less (or more) than your principal or may be worthless.

Key Dates*

Trade Date	April 25, 2008
Settlement Date	April 30, 2008
Coupon Payment Dates	July 30, 2008 and October 31, 2008
Final Valuation Date	October 28, 2008
Maturity Date	October 31, 2008
*	The Notes are expected to price on or about April 25, 2008 and settle on or about April 30, 2008. In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.
Note Offerings

These terms relate to three separate Notes we are offering. Each of the three Notes is linked to the shares of a different Exchange Traded Fund (“ETF”), and each of the three Notes has a different coupon rate, initial price, trigger price and share delivery amount. The coupon rate, initial price, trigger price and share delivery amount for each Note will be set on the trade date. The performance of each Note will not depend on the performance of any other Note.

Underlying Equities	Coupon Per Annum*	Initial Price	Trigger Price	Initial Share Delivery Amount	CUSIP	ISIN
iShares FTSE/Xinhua China 25 Index Fund (FXI)	15% to 17%	•	80% of initial price	•	90261JBR3	US90261JBR32
iShares MSCI Brazil Index Fund (EWZ)	12% to 14%	•	80% of initial price	•	90261JBS1	US90261JBS15
iShares MSCI Emerging Markets Index Fund (EEM)	11% to 13%	•	80% of initial price	•	90261JBU6	US90261JBU60
*	Payable quarterly in arrears in two installments.

The prospectus related to the iShares FTSE/Xinhua China 25 Index Fund, dated December 1, 2007, the prospectus related to the iShares MSCI Brazil Index Fund, dated January 1, 2008, and the prospectus related to the iShares MSCI Emerging Markets Index Fund, dated January 1, 2008, are attached to this free writing prospectus as Annex A, Annex B and Annex C, respectively, for your review.

See “Additional Information about UBS and the Notes” on page 2. Each Note we are offering will have the terms set forth in the YONCP product supplement relating to the Notes, the accompanying prospectus and this free writing prospectus. See “Key Risks” on page 5 and the more detailed “Risk Factors” beginning on page PS-11 of the YONCP product supplement relating to the Notes for risks related to an investment in the Notes. Your Note does not guarantee any return of principal at maturity. At maturity, if you receive shares of the underlying equity, they may be worth less (or more) than your principal or may be worthless.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying YONCP product supplement or prospectus. Any representation to the contrary is a criminal offense. The securities are not deposit liabilities of UBS AG and are not FDIC insured.

Offering of Notes	Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
iShares FTSE/Xinhua China 25 Index Fund (FXI)	•	100%	•	1.75%	•	98.25%
iShares MSCI Brazil Index Fund (EWZ)	•	100%	•	1.75%	•	98.25%
iShares MSCI Emerging Markets Index Fund (EEM)	•	100%	•	1.75%	•	98.25%

UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC Web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-657-9836.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	YONCP product supplement dated April 10, 2008:

http://www.sec.gov/Archives/edgar/data/1114446/000139340108000265/v110095_690152-424b2.htm

♦	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Yield Optimization Notes with Contingent Protection” or the “Notes” refer to three different Notes that are offered hereby. Also, references to the “YONCP product supplement” mean the UBS product supplement, dated April 10, 2008, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus, dated March 27, 2006.

Common Terms for Each Offering of the Notes

Issuer	UBS AG, Jersey Branch
Principal Amount per Note	$1,000
Term	6 months(1)
Coupon Payment	Coupon payment payable quarterly in arrears in two installments, regardless of the performance of the applicable underlying equity, as specified on the first page of this free writing prospectus
Payment at Maturity (per Note)

➢

If the closing price of the applicable underlying equity never falls below the trigger price on any trading day during the observation period, at maturity we will pay you an amount in cash equal to your principal amount.

➢

If the closing price of the applicable underlying equity falls below the trigger price on any trading day during the observation period, at maturity we will deliver to you the share delivery amount of the applicable underlying equity for each Note you own.

Each Note is not fully principal protected. The shares you may receive at maturity could be worth less than your principal or may be worthless.
Share Delivery Amount	The “share delivery amount” shall mean a number of shares of the applicable underlying equity equal to (i) the principal amount per Note (i.e., $1,000) divided by (ii) the initial price of one share of the applicable underlying equity, as such share delivery amount may be adjusted (together with a corresponding adjustment to the trigger price) in the case of certain corporate events as described in the accompanying YONCP product supplement under “General Terms of the Notes — Anti-dilution Adjustments.” If our payment is to be made in shares of the applicable underlying equity, upon delivering to you the share delivery amount at maturity of the Notes, we will pay cash in lieu of delivering any fractional shares of the applicable underlying equity in an amount equal to that fraction, as determined by the calculation agent, multiplied by the closing price of the applicable underlying equity on the final valuation date.
Closing Price	On any trading day, the last reported sale price of the applicable underlying equity on the principal national securities exchange on which it is listed for trading
Initial Price	The closing price of the applicable underlying equity on the trade date
Observation Period	The period starting on, and including, the trade date and ending on, and including, the final valuation date

Determining Payment at Maturity for Each Offering of the Notes

You will receive the share delivery amount of the applicable underlying equity for each Note you own (subject to adjustments in the case of certain corporate events, as described in the accompanying YONCP product supplement).

♦	If the market price of the applicable underlying equity on the maturity date is less than the initial price, the shares you receive at maturity will be worth less than the principal amount of your Notes.
♦	If the market price of the applicable underlying equity on the maturity date is greater than the initial price, the shares you receive at maturity will be worth more than the principal amount of your Notes.

Your Notes are not fully principal protected. The shares you may receive at maturity could be worth less than your principal or may be worthless.

(1)	In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes is six months.

Investor Suitability

The Notes may be suitable for you if:

♦	You have a moderate to high risk tolerance.
♦	You are willing to receive shares of the applicable underlying equity at maturity that may be worth less than your principal or may be worthless.
♦	You believe the market price of the applicable underlying equity is not likely to appreciate by more than the value of the coupons paid on the Notes.
♦	You believe the closing price of the applicable underlying equity is not likely to fall below the trigger price at any time during the observation period.
♦	You are willing to make an investment that will be exposed to the same downside price risk as an investment in the applicable underlying equity.
♦	You are willing to accept the risk of fluctuations in the market price of the applicable underlying equity.
♦	You are willing to invest in the applicable Note based on the anticipated coupon range (the actual coupon rate will be determined on the trade date).
♦	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

The Notes may not be suitable for you if:

♦	You seek an investment that is 100% principal protected.
♦	You are not willing to receive shares of the applicable underlying equity at maturity.
♦	You believe the market price of the applicable underlying equity is likely to appreciate by more than the value of the coupons paid on the Notes.
♦	You believe the closing price of the applicable underlying equity is likely to fall below the trigger price during the observation period.
♦	You are not willing to accept the risks of owning equities in general and the applicable underlying equity in particular.
♦	You prefer lower risk and, therefore, accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
♦	You are unable or unwilling to hold the Notes to maturity.
♦	You seek an investment for which there will be an active secondary market.

What Are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement.

The United States federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of a forward contract relating to the underlying equity. Under this characterization of the Notes, interest paid in respect of each offering of the Notes would be divided into two components for tax purposes: the debt component and the put option component.

Debt component—Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers would likely include interest into income upon receipt of such interest.

Put option component—The put option component would generally not be taxed until sale or maturity. At maturity, the put option component would be taxed either as a short-term capital gain if the principal is repaid in cash or as a reduction of the cost basis if shares are delivered.

Underlying Equities	Coupon per Annum (to be determined on trade date)	Debt Component per Annum	Put Option Component per Annum
Shares of iShares FTSE/Xinhua China 25 Index Fund (FXI)	15% to 17%	• %	• %
Shares of iShares MSCI Brazil Index Fund (EWZ)	12% to 14%	• %	• %
Shares of iShares MSCI Emerging Markets Index Fund (EEM)	11% to 13%	• %	• %

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as described above. In light of the uncertainty as to the United States federal income tax treatment, it is possible that your security could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument and therefore if your security were characterized as a single contingent short-term debt instrument, the tax treatment of your security would not be entirely clear. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

In addition, the Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. It is not clear whether the notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance they will ultimately issue, if any, and whether such guidance will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including the consequences of a sale or exchange of the Notes, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement and consult your tax advisor.

Key Risks

An investment in any offering of the Notes involves significant risks. Some of the risks that apply to each offering of the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the YONCP product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of Loss of Contingent Protection — Your principal will be protected only if the closing price of the applicable underlying equity never falls below the trigger price on any trading day during the observation period and the Notes are held to maturity. If the closing price of the applicable underlying equity falls below the trigger price on any trading day during the observation period, the contingent protection feature will be eliminated and you will be fully exposed at maturity to any decline in the market price of the applicable underlying equity. Greater expected volatility with respect to a Note’s underlying equity reflects a higher expectation as of the trade date that an underlying equity could fall below its trigger price over the term of the Note. This greater expected risk will generally be reflected in a higher coupon payable on such Note. An underlying equity volatility, however, can change significantly over the term of the Notes. The price of the underlying equity for your Note could fall sharply, which could result in a significant loss of principal.
♦	The amount you receive on the Notes at maturity will exceed their stated principal amount only in limited circumstances — Even though you will be subject to the risk of a decline in the price of the applicable underlying equity, you will generally not participate in any appreciation in the price of the applicable underlying equity. Your return on the Notes will not exceed the coupon payable on the Notes except for the situation in which (1) the closing price of the applicable underlying equity is less than the applicable trigger price on at least one day during the observation period (and, therefore, you receive shares instead of cash at maturity) and (2) the closing price of the applicable underlying equity at maturity is greater than the initial price.
♦	Single ETF risk — The price of the underlying equity can rise or fall sharply due to factors specific to the underlying equity, such as volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares make up the components of the underlying equity.
♦	There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in each offering of the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.
♦	Owning the Notes is not the same as owning the applicable underlying equity — The return on your Notes may not reflect the return you would realize if you actually owned the applicable underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the applicable underlying equity over the term of your Notes. Furthermore, the applicable underlying equity may appreciate substantially during the observation period and you will not participate in such appreciation unless the closing price of the applicable underlying equity falls below the trigger price at least once during the observation period. Moreover, you will only participate in the appreciation in these circumstances if the market price of the applicable underlying equity on the maturity date is greater than the initial price.
♦	Credit of UBS — An investment in the Notes is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Notes.
♦	Price prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the applicable underlying equity and the expected price volatility of the applicable underlying equity, the dividend rate on the applicable underlying equity, the time remaining to the maturity of your Notes, stock market volatility and levels, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.
♦	Impact of fees on secondary market prices — Generally, the market price of the Notes in the secondary market is likely to be lower than the initial public offering price of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
♦	Potential UBS impact on market price of underlying equity — Trading or transactions by UBS or its affiliates in the applicable underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the applicable underlying equity may adversely affect the market price of the applicable underlying equity and, therefore, the market value of your Notes.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the applicable underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the closing price on any trading day has fallen below the applicable trigger price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the maturity date if a market disruption event occurs and is continuing on the final valuation date.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates have recently published research or other opinions that may be inconsistent with the investment view implicit in each of the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity to which the Notes are linked.

♦	Antidilution adjustments — Although the calculation agent will adjust the amount payable at maturity by adjusting the number of shares of the applicable underlying equity that may be delivered for certain corporate events affecting the applicable underlying equity, such as stock splits and stock dividends, and certain other actions involving the applicable underlying equity, the calculation agent is not required to make an adjustment for every corporate event that can affect the applicable underlying equity. If an event occurs that does not require the calculation agent to adjust the number of shares of underlying equity that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected. Regardless of the occurrence of one or more dilution events, you should note that at maturity you will only receive an amount in cash equal to your principal amount unless the closing price of the applicable underlying equity falls below the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events) on any trading day during the observation period.
♦	In some circumstances, the payment you receive on the Notes may not be based on the applicable underlying equity — Following the delisting, discontinuance or modification of the underlying equity and the subsequent substitution or replacement of the underlying equity by a successor or substitute equity or equities, the amount of cash or shares you receive at maturity may be based on such successor or substitute equity or equities. The occurrence of any such substitution or replacement and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the sections “General Terms of the Notes — Delisting or Suspension of Trading of the Underlying Equity” beginning on page PS-32 of the YONCP product supplement, and “General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF” beginning on page PS-34 of the YONCP product supplement.
♦	Fluctuations relating to exchange rates may affect the value of your investment — Fluctuations in exchange rates may affect the value of your investment where the applicable underlying equity is substituted or replaced by a security or securities quoted and traded in a foreign currency. Such substitution or replacement of the applicable underlying equity by a security or securities issued by a non-U.S. company may occur following delisting or termination of the applicable underlying equity (as described in the YONCP product supplement under “General Terms of the Notes — Delisting or Suspension of Trading of the Underlying Equity”). In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Notes. As a consequence, such fluctuations could adversely affect an investment in the Notes if the applicable underlying equity is substituted or replaced by a security or securities quoted and traded in a foreign currency.
♦	The shares of an ETF are subject to additional currency exchange rate risk — If the applicable underlying equity is an ETF that invests in securities that are traded on non-U.S. markets, the trading price of the securities in which the ETF invests generally will reflect the U.S. dollar value of those securities. Therefore, holders of Notes based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities trade. The values of the currencies of the countries in which the underlying equity may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each security in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities in which an ETF invests will be adversely affected and the value of the Notes may decrease.
♦	An investment in the Notes is subject to risks associated with non-U.S. securities markets — Following delisting, discontinuance or modification of the applicable underlying equity, the applicable underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

♦	The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests — Although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the shares of the securities in which the ETF invests, the value of the ETF may not completely track the value of the shares of the securities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the shares of the securities in which the ETF invests do not have. In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.
♦	Management risk — The underlying equity is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying equity, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the applicable underlying index by investing in a portfolio of securities that generally replicate that underlying index.
♦	Limited operating history — The underlying equity may have a limited operating history. Although the shares of the underlying equity are listed for trading, there is no assurance that an active trading market will continue for the shares of the underlying equity or that there will be liquidity in the trading market.
♦	Fluctuation of NAV — The net asset value (the “NAV”) of the shares of the ETFs may fluctuate with changes in the market value of the ETF’ securities holdings. The market prices of the shares of the ETFs may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an ETF may differ from its NAV per share; shares of an ETF may trade at, above or below their NAV per share.
♦	UBS cannot control actions by the underlying equity issuer, which may adjust the underlying equity in a way that could adversely affect the value of the Notes and the amount payable on the Notes, and the underlying equity issuer has no obligation to consider your interest — The policies of the underlying equity issuer concerning the calculation of the underlying equity's net asset value, additions, deletions or substitutions of common stocks held by the underlying equity and the manner in which changes affecting the applicable underlying index are reflected in the underlying equity could affect the market price of shares of the underlying equity and, therefore, the amount payable on the Notes at maturity.
♦	The Notes are Subject to Emerging Markets Risk — Investments in securities linked to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are highly susceptible, before making a decision to invest in the Notes.
♦	Non-diversification — The iShares FTSE/Xinhua China 25 Index Fund, the iShares MSCI Brazil Index Fund and the iShares MSCI Emerging Markets Index Fund are each separate investment portfolios of iShares, Inc., which is an investment company registered under the 1940 Act. Each of these ETFs is classified as a '’non-diversified” investment company under the 1940 Act. As a result, these ETFs are subject to the risk that they will be more volatile than a diversified fund because the ETFs may invest their assets in a smaller number of issuers or may invest larger proportions of their assets in a single company within the industry that comprise applicable underlying index.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What Are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples

Hypothetical Examples — Note Returns at Maturity

The following examples illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	6 months
Principal amount per note:	$1,000
Coupon per annum	12%, or $120 ($1,000 × 12% = $120)
Coupon payment (paid quarterly)	$30 per quarter ($120/4 = $30)
Total Coupon Payment	$60 per note ($30 × 2 = $60)
Initial price of the underlying equity:	$1,000 per share
Trigger price:	$800 (80% of initial price)
Share delivery amount:	1 share of the underlying equity
(Principal amount per Note/Initial price of the underlying equity)
Dividend yield on the underlying equity**:	1%
*	Actual coupon and terms for each Note to be set on the trade date.
**	Six-month dividend yield assumed received by holders of the underlying equity during the term of the Notes.
Scenario #1:	The closing price of the underlying equity never falls below the trigger price of $800 during the observation period.

Since the closing price of the underlying equity did not fall below the trigger price of $800 on any trading day during the observation period, principal is protected and you will receive at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the underlying equity if the price appreciation of the underlying equity (plus dividends, if any) is less than 6%.

If the closing price of the underlying equity on the final valuation date is $1,000 (no change in the price of the underlying equity):

Payment at Maturity:	$1,000
Coupons:	$60
Total	$1,060
Total Return on the Notes:	6%

In this example, the total return on the Notes is 6% while the total return on the underlying equity is 1% (including dividends).

If the closing price of the underlying equity on the final valuation date is $1,300 (an increase of 30%):

Payment at Maturity:	$1,000
Coupons:	$60
Total	$1,060
Total Return on the Notes:	6%

In this example, the total return on the Notes is 6% while the total return on the underlying equity is 31% (including dividends).

If the closing price of the underlying equity on the final valuation date is $850 (a decline of 15%):

Payment at Maturity:	$1,000
Coupons:	$60
Total	$1,060
Total Return on the Notes:	6%

In this example, the total return on the Notes is 6% while the total return on the underlying equity is a loss of 14% (including dividends).

Scenario #2:	The closing price of the underlying equity falls below the trigger price of $800 during the observation period.

Since the closing price of the underlying equity fell below the trigger price of $800 on one or more trading days during the observation period, you will receive at maturity the share delivery amount of the underlying equity for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the closing price of the underlying equity on the maturity date.

If the closing price of the underlying equity on the maturity date is $500 (a decline of 50%):

Value of share received:	$500	($500 × 1 = $500)
Coupons:	$60
Total	$560
Total return on the Notes:	-44%

In this example, the total return on the Notes is a loss of 44% while the total return on the underlying equity is a loss of 49% (including dividends).

If the closing price of the underlying equity on the maturity date is $850 (a decline of 15%):

Value of share received:	$850	($850 × 1 = $850)
Coupons:	$60
Total	$910
Total return on the Notes:	-9%

In this example, the total return on the Notes is a loss of 9% while the total return on the underlying equity is a loss of 14% (including dividends).

If the closing price of the underlying equity on the maturity date is $1,150 (an increase of 15%):

Value of share received:	$1,150	($1,150 × 1 = $1,150)
Coupons:	$60
Total	$1,210
Total return on the Notes:	21%

In this example, the total return on the Notes is 21% while the total return on the underlying equity is 16% (including dividends).

Hypothetical Return Table of the Notes at Maturity

The table below is based on the following assumptions*:

Term:	6 months
Coupon per annum**:	12%
Initial price:	$1,000 per share
Trigger price:	$800 (80% of the initial price)
Principal amount:	$1,000 per Note (set equal to the initial price)
Share delivery amount:	1 share of the underlying equity
Dividend yield on the underlying equity***:	1%
*	Actual coupon and terms for each Note to be set on the trade date.
**	Coupon payment will be paid in arrears in two quarterly installments during the term of the Note on an unadjusted basis.
***	Six-month dividend yield assumed received by holders of the underlying equity during the term of the Notes.

Underlying Equity			Trigger Event Does Not Occur(1)		Trigger Event Occurs(2)
Final Price of the Underlying Equity(3)	Underlying Equity Price Return	Total Return at Maturity(4)	Payment at Maturity	Total Return at Maturity(5)	Payment at Maturity(6)	Total Return at Maturity
$1,500	50%	51%	$1,060	6%	$1,560	56%
$1,450	45%	46%	$1,060	6%	$1,510	51%
$1,400	40%	41%	$1,060	6%	$1,460	46%
$1,350	35%	36%	$1,060	6%	$1,410	41%
$1,300	30%	31%	$1,060	6%	$1,360	36%
$1,250	25%	26%	$1,060	6%	$1,310	31%
$1,200	20%	21%	$1,060	6%	$1,260	26%
$1,150	15%	16%	$1,060	6%	$1,210	21%
$1,100	10%	11%	$1,060	6%	$1,160	16%
$1,050	5%	6%	$1,060	6%	$1,110	11%
$1,000	0%	1%	$1,060	6%	$1,060	6%
$950	-5%	-4%	$1,060	6%	$1,010	1%
$900	-10%	-9%	$1,060	6%	$960	-4%
$850	-15%	-14%	$1,060	6%	$910	-9%
$800	-20%	-19%	$1,060	6%	$860	-14%
$750	-25%	-24%	n/a	n/a	$810	-19%
$700	-30%	-29%	n/a	n/a	$760	-24%
$650	-35%	-34%	n/a	n/a	$710	-29%
$600	-40%	-39%	n/a	n/a	$660	-34%
$550	-45%	-44%	n/a	n/a	$610	-39%
$500	-50%	-49%	n/a	n/a	$560	-44%
$450	-55%	-54%	n/a	n/a	$510	-49%
$400	-60%	-59%	n/a	n/a	$460	-54%
$350	-65%	-64%	n/a	n/a	$410	-59%
$300	-70%	-69%	n/a	n/a	$360	-64%
(1)	A trigger event does not occur if the closing price of the underlying equity never falls below the trigger price on any trading day during the observation period.
(2)	A trigger event occurs if the closing price of the underlying equity falls below the trigger price on at least one trading day during the observation period.
(3)	The final price of the underlying equity is as of the final valuation date, if the closing price of the underlying equity never falls below the trigger price during the observation period. If the closing price of the underlying equity falls below the trigger price during the observation period, the final price of the underlying equity is as of the maturity date.
(4)	The total return at maturity on the underlying equity includes a 1% cash dividend payment.
(5)	The total return at maturity on the Notes includes coupon payments.
(6)	Payment will consist, in part, of underlying equity valued as of the final valuation date.
Information about the Underlying Equities

Included on the following pages is a brief description of the underlying issuers of each of the respective underlying equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the underlying equities. Partial data is provided for the first calendar quarter of 2008. We obtained the closing price information set forth below from Bloomberg, L.P. without independent verification. You should not take the historical prices of the underlying equities as an indication of future performance.

Each of the underlying equities is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the underlying equities with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the underlying equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

iShares FTSE/Xinhua China 25 Index Fund (FXI)

We have derived all information contained in this free writing prospectus regarding the iShares FTSE/Xinhua China 25 Index Fund (the “FXI Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares, Inc. (“iShares”). We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. The FXI Fund is an investment portfolio maintained and managed by iShares and advised by Barclays Global Fund Advisors (“BGFA”). iShares is a registered investment company that consists of numerous separate investment portfolios, including the FXI Fund. The shares of the FXI Fund are listed and trade at market prices on a national securities exchange such as the American Stock Exchange (“Amex”), the Chicago Board Options Exchange, The NASDAQ Stock Market LLC (“NASDAQ”), the New York Stock Exchange (“NYSE”) or the NYSE Arca, Inc. (“NYSE Arca”) under the exchange trading symbol “FXI”.

Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of such information. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. As a prospective purchaser of the Notes, you should undertake an independent investigation of the FXI Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the FXI Fund shares.

iShares® is a registered trade mark of Barclays Global Investors, N.A. (“BGI”). The FTSE/Xinhua China 25 Index (the “China 25 Index”) is calculated by or on behalf of FTSE/Xinhua Index Limited. FTSE/Xinhua Index Limited does not issue, sponsor, endorse, sell or promote the FXI Fund. FTSE/Xinhua Index Limited makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. FTSE/Xinhua Index Limited has no obligation or liability in connection with the operation, marketing or sale of the Notes.

The FXI Fund, which was launched on October 5, 2004, seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the largest and most liquid Chinese companies, as measured by the the China 25 Index, its underlying index. The China 25 Index was developed by FTSE/Xinhua Index Limited to represent the performance of the mainland Chinese market that is available to international investors. As of April 8, 2008, the FXI Fund’s three largest equity securities were China Mobile Limited, Industrial and Commercial Bank of China and China Life Insurance Company Limited. Its three largest sectors were financials, telecommunications and oil & gas. The FXI Fund pursues a “representative sampling” strategy in attempting to track the performance of the China 25 Index, and generally does not hold all of the equity securities included in the China 25 Index. The FXI Fund invests in a representative sample of securities in the China 25 Index, which have a similar investment profile as the China 25 Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the China 25 Index. The FXI Fund will generally invest at least 90% of its assets in the securities of the China 25 Index and American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) or European Depositary Receipts (“EDRs”) based on securities of the China 25 Index, and may invest the remainder of its assets in securities not included in the China 25 Index, but which BFGA believe will help the FXI Fund track the China 25 Index. FXI Fund also may invest its other assets in futures contracts, options on futures contracts, options and swaps related to the China 25 Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BGFA.

Because you may receive shares of the FXI Fund as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the FXI Fund, dated December 1, 2007, as supplemented on December 6, 2007, December 14, 2007, December 27, 2007 and January 16, 2008, filed by iShares Trust (the “FXI Prospectus”) attached to this free writing prospectus as Annex A. In making your decision to invest in the Notes you should pay particular attention to the sections of the FXI Prospectus entitled “Principal Risks” and “Shareholder Information.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the FXI Fund, based on daily closing prices on the NYSE Arca, as reported by Bloomberg L.P. The closing price of the FXI Fund on April 8, 2008 was $146.03.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
10/8/2004*	12/31/2004	$56.50	$50.60	$55.47
1/3/2005	3/31/2005	$57.80	$52.00	$54.60
4/1/2005	6/30/2005	$57.51	$52.74	$57.11
7/1/2005	9/30/2005	$65.80	$56.82	$64.24
10/3/2005	12/30/2005	$64.60	$56.65	$61.62
1/3/2006	3/31/2006	$74.55	$64.54	$74.28
4/3/2006	6/30/2006	$83.73	$66.00	$76.80
7/3/2006	9/29/2006	$82.05	$73.44	$81.35
10/2/2006	12/29/2006	$112.40	$81.46	$111.45
1/3/2007	3/30/2007	$116.40	$91.65	$102.43
4/2/2007	6/29/2007	$129.94	$105.29	$128.85
7/2/2007	9/28/2007	$182.09	$119.74	$180.00
10/1/2007	12/31/2007	$218.51	$161.25	$170.45
1/2/2008	3/31/2008	$177.75	$123.69	$135.14
4/2/2008	4/8/2008**	$150.00**	$146.03**	$146.03**
*	The FXI Fund was launched on October 5, 2004.
**	As of the date of this free writing prospectus, available information for the second calendar quarter of 2008 includes data for the period from April 2, 2008 through April 8, 2008. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2008.

The graph below illustrates the performance of the FXI Fund from 10/29/04 to 04/08/08, assuming a FXI Fund Starting Price of $146.03, which was the closing price of the FXI Fund on April 8, 2008, and a FXI Trigger Price equal to 80% of the FXI Fund Starting Price (the actual FXI Fund Starting Price and FXI Trigger Price will be determined on the Trade Date).

Source: Bloomberg L.P.
Historical prices of the FXI Fund should not be taken as an indication of future performance.

FTSE/Xinhua China 25 Index

Description of the FTSE/Xinhua China 25 Index

All information in this free writing prospectus regarding the China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the “China 25 Index Sponsor”). The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a “China 25 Index Constituent Stock”) listed and trading on the Hong Kong Stock Exchange (HKSE). The shares comprised by the China 25 Index are classified as “H Shares” or “Red Chip Shares.” H Shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. H Shares are quoted and traded in Hong Kong dollars (HKD). Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares except for some Chinese investors. Red Chip Shares are securities of Hong Kong incorporated companies or companies incorporated outside the People’s Republic of China that trade on the HKSE. These securities are quoted and traded in HKD. Red Chip Shares are shares of companies that are substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security's home currency into the index's base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, c is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index. The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the China 25 Index, unless free float is also greater than 5% and the full capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a new classification system, the Industry Classification Benchmark (“ICB”). The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 45,000 securities worldwide. The new structure is a merger of FTSE Group and Dow Jones Indexes' industry classification systems, creating a single, definitive structure for the market. The primary purpose of the ICB is to provide a service to investors and other interested persons by grouping companies according to homogenous subsectors in such a way that general industrial and economic themes may be common to all companies in the sector. The sectors themselves will be aggregated into supersectors, which will be aggregated into industries.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Stocks must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid stocks are excluded:

♦	Price. The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The China 25 Index Sponsor may exclude a stock from the China 25 Index if it considers that an “accurate and reliable” price is not available. The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.
♦	Liquidity. Stocks in the China 25 Index will be reviewed annually for liquidity. Stocks that do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.
♦	New issues. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

The Stock Exchange of Hong Kong Ltd.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. Online real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Therefore, the closing level of the China 25 Index will generally be available in the United States by the opening of business on that business day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until aformal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the China 25 Index may be limited by suspension of trading of individual stocks which comprise the China 25 Index which may, in turn, adversely affect the value of the Notes.

License Agreement with China 25 Index Sponsor

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited (“FTSE”) or Xinhua Financial Network Limited (“Xinhua”) or by the London Stock Exchange PLC (the “Exchange”) or by The Financial Times Limited (“FT”) and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited.
“” is a trade mark of FTSE International Limited. “Xinhua” and ““ are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

iShares MSCI Brazil Index Fund (EWZ)

We have derived all information contained in this free writing prospectus regarding the iShares MSCI Brazil Index Fund (the “EWZ Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by iShares. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. The EWZ Fund is an investment portfolio maintained and managed by iShares and advised by BGFA. iShares is a registered investment company that consists of numerous separate investment portfolios, including the EWZ Fund. The shares of the EWZ Fund are listed and trade at market prices on a national securities exchange such as Amex, the Chicago Board Options Exchange, NASDAQ, NYSE or NYSE Arca under the exchange trading symbol “EWZ”.

Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of such information. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. As a prospective purchaser of the Notes, you should undertake an independent investigation of the EWZ Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the EWZ Fund shares.

The MSCI Brazil Index (the “Brazil Index”) is calculated by or on behalf of Morgan Stanley Capital International Inc. (“MSCI”). MSCI does not issue, sponsor, endorse, sell or promote the EWZ Fund. MSCI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. MSCI has no obligation or liability in connection with the operation, marketing or sale of the Notes.

The EWZ Fund, which was launched on July 10, 2000, seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the Brazil Index, its underlying index. The Brazil Index was developed by MSCI as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil. As of February 29, 2008, the EWZ Fund’s three largest equity securities were Petroleo Brasileiro SA, Preferred; Petroleo Brasileiro SA. and Cia Vale do Rio Doce, Preferred-Class A. Its three largest sectors were materials, energy and financials. The EWZ Fund pursues a “representative sampling” strategy in attempting to track the performance of the Brazil Index, and generally does not hold all of the equity securities included in the Brazil Index. The EWZ Fund invests in a representative sample of securities in the Brazil Index, which have a similar investment profile as the Brazil Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the Brazil Index. The EWZ Fund will generally invest at least 90% of its assets in the securities of the Brazil Index and ADRs based on securities of the Brazil Index, and at least 90% of its assets in the securities of the Brazil Index or in securities included in the Brazilian market, but not in the Brazil Index, or in ADRs, GDRs or EDRs based on the securities in the Brazil Index. EWZ Fund may invest its other assets in futures contracts, other types of options and swaps related to the Brazil Index, as well as cash and cash equivalents, including share of money market funds affiliated with BGFA.

Because you may receive shares of the EWZ Fund as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the EWZ Fund, dated January 1, 2008, as supplemented on January 16, 2008, filed by iShares Trust (the “EWZ Prospectus”) attached to this free writing prospectus as Annex B. In making your decision to invest in the Notes you should pay particular attention to the sections of the EWZ Prospectus entitled “Principal Risks” and “Shareholder Information.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the EWZ Fund, based on daily closing prices on the NYSE Arca, as reported by Bloomberg L.P. The closing price of the EWZ Fund on April 8, 2008 was $84.60.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$9.00	$7.17	$8.35
4/1/2003	6/30/2003	$11.19	$8.65	$10.61
7/1/2003	9/30/2003	$13.23	$10.19	$12.69
10/1/2003	12/31/2003	$17.09	$13.05	$17.00
1/2/2004	3/31/2004	$18.73	$15.59	$16.80
4/1/2004	6/30/2004	$17.34	$12.49	$14.71
7/1/2004	9/30/2004	$18.57	$14.67	$18.54
10/1/2004	12/31/2004	$22.24	$18.30	$22.24
1/3/2005	3/31/2005	$25.54	$19.80	$22.78
4/1/2005	6/30/2005	$25.02	$21.17	$24.82
7/1/2005	9/30/2005	$33.45	$23.65	$33.32
10/3/2005	12/30/2005	$36.02	$29.02	$33.37
1/3/2006	3/31/2006	$43.14	$35.90	$39.95
4/3/2006	6/30/2006	$46.98	$31.92	$39.12
7/3/2006	9/29/2006	$40.88	$36.11	$38.47
10/2/2006	12/29/2006	$46.85	$39.45	$46.85
1/3/2007	3/30/2007	$49.32	$42.70	$49.22
4/2/2007	6/29/2007	$62.92	$50.91	$61.42
7/2/2007	9/28/2007	$74.58	$51.28	$73.55
10/1/2007	12/31/2007	$86.15	$72.50	$80.70
1/2/2008	3/31/2008	$88.23	$69.26	$77.03
4/2/2008	4/8/2008*	$84.60*	$83.69*	$84.60*
*	As of the date of this free writing prospectus, available information for the second calendar quarter of 2008 includes data for the period from April 2, 2008 through April 8, 2008. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2008.

The graph below illustrates the performance of the EWZ Fund from 07/31/00 to 04/08/08, assuming a EWZ Fund Starting Price of $84.60, which was the closing price of the EWZ Fund on April 8, 2008, and a EWZ Trigger Price equal to 80% of the EWZ Fund Starting Price (the actual EWZ Fund Starting Price and EWZ Trigger Price will be determined on the Trade Date).

Source: Bloomberg L.P.
Historical prices of the EWZ Fund should not be taken as an indication of future performance.

MSCI Brazil Index

All information in this free writing prospectus regarding the Brazil Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the “Brazil Index Sponsor”). The Brazil Index Sponsor owns the copyright and all other rights to the Brazil Index. The Brazil Index has no obligation to continue to publish, and may discontinue publication of, the Brazil Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Brazil Index is not an indication of future performance. Future performance of the Brazil Index may differ significantly from historical performance, either positively or negatively.

The Brazil Index is published by MSCI and is intended to measure the performance of equity markets in Brazil. The Index is a free float-adjusted market capitalization index with a base date of December 31, 1987 and an initial value of 100. Component companies must meet objective criteria for inclusion in the Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The Brazil Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The Brazil Index is published by Bloomberg under the index symbol “MXBR”.

The Brazil Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

MSCI recently announced changes to the methodology used in its MSCI International Equity Indices. MSCI will transition the current MSCI Standard Index, the Small Cap Index and all indices derived from the MSCI Standard Index to the Global Investable Market Indices methodology. All indices that are constructed with the Standard Indices as their basis, such as the GDP-weighted indices, 10/40 Indices and other custom indices, High Dividend Yield Indices, the MSCI Global Value and Growth Indices, etc., will continue to be derived from the Standard Indices throughout the transition.

The second phase of the transition of the MSCI Standard and the MSCI Small Cap Indices to the MSCI Global Investable Market Indices methodology will take place on May 30, 2008 (the first phase having been completed on November 30, 2007). The final additions and deletions of constituents for the second phase will be announced at least four weeks in advance of their implementation in the Standard and Small Cap Indices. All indices derived from the MSCI Standard Indices will follow the two-phase transition, except for the MSCI Euro and Pan Euro Indices which were transitioned in one phase on November 30, 2007. The transition will be synchronized for all markets and composites.

During the transition period, MSCI will be producing the MSCI Provisional Standard and Provisional Small Cap Indices to assist investors in understanding the changes that would occur if the Global Investable Market Indices methodology were immediately implemented in the current MSCI Standard and Small Cap Indices. The Provisional Indices also provide increased flexibility to current investors who wish to transition to the Global Investable Market Indices methodology on their own schedule.

The Provisional Standard and Provisional Small Cap Indices and the new Size Segment and Style Indices that will be created based on this methodology are official MSCI indices and, as such, can be used for a variety of purposes, including as the basis for new investment mandates and for investment vehicles such as passive mutual funds, exchange traded funds and listed and over-the-counter derivative contracts.

License Agreement with MSCI

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices, including the Brazil Index, in connection with securities, including the Notes. The MSCI Indices are owned and published by MSCI.

The Notes are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Notes or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Notes in connection with the administration, marketing or trading of the Notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International®,” “MSCI®,” “Morgan Stanley Capital International Perspective®,” to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

iShares MSCI Emerging Markets Index Fund (EEM)

We have derived all information contained in this free writing prospectus regarding the iShares MSCI Emerging Markets Index Fund (the “EEM Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by iShares. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. The EEM Fund is an investment portfolio maintained and managed by iShares and advised by BGFA. iShares is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund. The shares of the EEM Fund are listed and trade at market prices on a national securities exchange such as Amex, the Chicago Board Options Exchange, NASDAQ, NYSE or NYSE Arca under the exchange trading symbol “EEM”.

Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of such information. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. As a prospective purchaser of the Notes, you should undertake an independent investigation of the EEM Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the EEM Fund shares.

The MSCI Emerging Markets Index (the “MSCI-EM Index”) is calculated by or on behalf of MSCI. MSCI does not issue, sponsor, endorse, sell or promote the EEM Fund. MSCI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. MSCI has no obligation or liability in connection with the operation, marketing or sale of the Notes.

The EEM Fund, which was launched on April 7, 2003, seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the emerging markets, as measured by the MSCI-EM Index, its underlying index. The MSCI-EM Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. As of February 29, 2008, the EEM Fund’s three largest equity securities were OAO Gazprom, Samsung Electronics Co., Ltd. and POSCO. Its three largest sectors were financials, energy and materials. The EEM Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI-EM Index, and generally does not hold all of the equity securities included in the MSCI-EM Index. The EEM Fund invests in a representative sample of securities in the MSCI-EM Index, which have a similar investment profile as the MSCI-EM Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI-EM Index. The EEM Fund will generally invest at least 90% of its assets in the securities of the MSCI-EM Index and ADRs, GDRs or EDRs based on securities of the MSCI-EM Index, and may invest the remainder of its assets in securities not included in the MSCI-EM Index or in ADRs, GDRs or EDRs representing such securities and shares of other iShares funds that seek to track the performance of equity securities of constituent countries of the MSCI-EM Index.

Because you may receive shares of the EEM Fund as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the EEM Fund, dated January 1, 2008, as supplemented on January 16, 2008, filed by iShares Trust (the “EEM Prospectus”) attached to this free writing prospectus as Annex C. In making your decision to invest in the Notes you should pay particular attention to the sections of the EEM Prospectus entitled “Principal Risks” and “Shareholder Information.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the EEM Fund, based on daily closing prices on the NYSE Arca, as reported by Bloomberg L.P. The closing price of the EEM Fund on April 8, 2008 was $146.03.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
4/11/2003*	6/30/2003	$40.87	$33.23	$39.97
7/1/2003	9/30/2003	$47.66	$41.24	$45.31
10/1/2003	12/31/2003	$54.64	$46.50	$54.64
1/2/2004	3/31/2004	$59.51	$55.15	$58.50
4/1/2004	6/30/2004	$60.61	$47.65	$53.88
7/1/2004	9/30/2004	$57.50	$50.89	$57.50
10/1/2004	12/31/2004	$67.28	$56.70	$67.28
1/3/2005	3/31/2005	$73.95	$63.63	$67.60
4/1/2005	6/30/2005	$73.11	$65.10	$71.60
7/1/2005	9/30/2005	$85.02	$71.83	$84.88
10/3/2005	12/30/2005	$89.50	$75.15	$88.25
1/3/2006	3/31/2006	$100.78	$92.70	$99.00
4/3/2006	6/30/2006	$111.10	$81.95	$93.90
7/3/2006	9/29/2006	$99.30	$87.60	$96.77
10/2/2006	12/29/2006	$114.60	$97.85	$114.17
1/3/2007	3/30/2007	$118.63	$105.29	$116.50
4/2/2007	6/29/2007	$133.20	$119.99	$131.65
7/2/2007	9/28/2007	$150.40	$118.50	$149.45
10/1/2007	12/31/2007	$167.19	$141.53	$150.30
1/2/2008	3/31/2008	$151.10	$126.47	$134.38
4/2/2008	4/8/2008**	$142.64**	$140.77**	$141.86**
*	The EEM Fund was launched on April 7, 2003.
**	As of the date of this free writing prospectus, available information for the second calendar quarter of 2008 includes data for the period from April 2, 2008 through April 8, 2008. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2008.

The graph below illustrates the performance of the EEM Fund from 04/30/03 to 04/08/08, assuming a EEM Fund Starting Price of $141.86, which was the closing price of the EEM Fund on April 8, 2008, and a EEM Trigger Price equal to 80% of the EEM Fund Starting Price (the actual EEM Fund Starting Price and EEM Trigger Price will be determined on the Trade Date).

Source: Bloomberg L.P
Historical prices of the EEM Fund should not be taken as an indication of future performance.

MSCI Emerging Markets Index

All information in this free writing prospectus regarding the MSCI-EM Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the “MSCI-EM Index Sponsor”). The MSCI-EM Index Sponsor owns the copyright and all other rights to the MSCI-EM Index. The MSCI-EM Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI-EM Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI-EM Index is not an indication of future performance. Future performance of the MSCI-EM Index may differ significantly from historical performance, either positively or negatively.

The MSCI-EM Index was developed by MSCI as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. The performance of the MSCI-EM Index is a free float-adjusted average of the U.S. dollar values of all of the equity securities (the “Component Securities”) constituting the MSCI indices for the selected countries (the “Component Country Indices”). As of September 30, 2007, the MSCI-EM Index consisted of the following emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, and Turkey. Each Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets.

Prices used to calculate the Component Securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars on a real time basis and disseminated every 60 seconds during market trading hours. It is also calculated on an end of day basis. The MSCI Emerging Markets Index has a base date December 31, 1987.

License Agreement with MSCI

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices, including the MSCI-EM Index, in connection with securities, including the Notes. The MSCI Indices are owned and published by MSCI.

For further discussion of the license agreement with MSCI, see page 19 of this free writing prospectus.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of December 31, 2007 (audited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	405,220	357,457
Total Debt	405,220	357,457
Minority Interest(2)	6,951	6,132
Shareholders' equity	35,585	31,391
Total capitalization	447,756	394,979
(1)	includes Money Market Paper and Medium Term Notes as per Balance sheet position
(2)	includes Trust preferred securities

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.88213 (the exchange rate in effect as of December 31, 2007).

ANNEX A

iShares®

iShares Trust
Supplement dated January 16, 2008
to the Prospectus dated November 9, 2007 for the iShares FTSE Developed Small Cap ex-North America Index Fund, to the Prospectus dated December 1, 2007 for the iShares FTSE/Xinhua China 25 Index Fund, to the Prospectus dated December 1, 2007 for the iShares MSCI EAFE Growth Index Fund, to the Prospectus dated December 7, 2007 for the iShares MSCI EAFE Small Cap Index Fund, to the Prospectus dated December 1, 2007 for the iShares MSCI EAFE Value Index Fund, to the Prospectus dated December 7, 2007 for the iShares MSCI Kokusai Index Fund, to the Prospectus dated November 9, 2007 for the iShares S&P Asia 50 Index Fund, to the Prospectus dated August 1, 2007 for the iShares S&P Series and to the Prospectus dated December 1, 2007 for the iShares S&P GSSI™/GSTI™ Series (each, a “Prospectus”)

The information in this Supplement updates information in and should be read in conjunction with the “Dividends and Distributions” section of the prospectus for each of the iShares funds listed below.

Beginning in 2008 dividends from net investment income, if any, will be declared and paid semi-annually by the iShares funds listed below. Net capital gains, if any, will continue to be distributed annually by these funds.

iShares FTSE Developed Small Cap ex-North America Index Fund
iShares FTSE/Xinhua China 25 Index Fund
iShares MSCI EAFE Growth Index Fund
iShares MSCI EAFE Small Cap Index Fund
iShares MSCI EAFE Value Index Fund
iShares MSCI Kokusai Index Fund
iShares S&P Asia 50 Index Fund
iShares S&P Europe 350 Index Fund
iShares S&P Global 100 Index Fund
iShares S&P Global Consumer Discretionary Sector Index Fund
iShares S&P Global Consumer Staples Sector Index Fund
iShares S&P Global Energy Sector Index Fund
iShares S&P Global Financials Sector Index Fund
iShares S&P Global Healthcare Sector Index Fund
iShares S&P GSSITM Natural Resources Index Fund
iShares S&P GSTITM Networking Index Fund
iShares S&P GSTITM Semiconductor Index Fund
iShares S&P GSTITM Software Index Fund
iShares S&P GSTITM Technology Index Fund
iShares S&P Global Infrastructure Index Fund
iShares S&P Global Industrials Sector Index Fund
iShares S&P Global Materials Sector Index Fund
iShares S&P Global Technology Sector Index Fund
iShares S&P Global Telecommunications Sector Index Fund
iShares S&P Global Utilities Sector Index Fund
iShares S&P TOPIX 150 Index Fund
iShares S&P Latin America 40 Index Fund

If you have any additional questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of Barclays Global Investors, N.A.	BGI-A-600-01008

PLEASE RETAIN THIS SUPPLEMENT
FOR FUTURE REFERENCE

iShares®

iShares Trust
Supplement dated December 27, 2007
to the Prospectus dated April 27, 2007
for the iShares FTSE NAREIT Series, to the Prospectus dated July 30, 2007 for the iShares S&P World ex-U.S. Property Index Fund, to the Prospectus dated August 1, 2007 for the iShares Dow Jones Series, to the Prospectus dated August 1, 2007 for the iShares Dow Jones Series, iShares KLD Index Funds and iShares Cohen & Steers Realty Majors Index Fund, to the Prospectus dated August 1, 2007 for the iShares Morningstar Series, to the Prospectus dated August 1, 2007 for the iShares Nasdaq Biotechnology Index Fund, to the Prospectus dated August 1, 2007 for the iShares Russell Series, to the Prospectus dated August 1, 2007 for the iShares S&P Series, to the Prospectus dated November 9, 2007 for the iShares FTSE Developed Small Cap ex-North America Index Fund, to the Prospectus dated November 9, 2007 for the iShares FTSE/EPRA NAREIT Series, to the Prospectus dated November 9, 2007 for the iShares S&P Asia 50 Index Fund, to the Prospectus dated December 1, 2007 for the iShares FTSE/Xinhua China 25 Index Fund, to the Prospectus dated December 1, 2007 for the iShares MSCI EAFE Growth Index Fund, to the Prospectus dated December 1, 2007 for the iShares MSCI EAFE Index Fund, to the Prospectus dated December 1, 2007 for the iShares MSCI EAFE Value Index Fund, to the Prospectus dated December 1, 2007 for the NYSE Series, to the Prospectus dated December 1, 2007 for the iShares S&P GSSI™/GSTI™ Series, to the Prospectus dated December 7, 2007 for the iShares MSCI EAFE Small Cap Index Fund, to the Prospectus dated December 7, 2007 for the iShares MSCI Kokusai Index Fund and to the Prospectus dated December 11, 2007 for the iShares S&P Global Infrastructure Index Fund (each, a “Prospectus”)

The information in this Supplement updates information in, and should be read in conjunction with, the Prospectus and Statement of Additional Information for the iShares FTSE NAREIT, S&P World ex-U.S. Property, Dow Jones, KLD, Cohen & Steers Realty Majors, Morningstar, Nasdaq Biotechnology, Russell, S&P, FTSE Developed Small Cap ex-North America, FTSE/EPRA NAREIT, S&P Asia 50, FTSE/Xinhua China 25, MSCI EAFE Growth, MSCI EAFE, MSCI EAFE Value, NYSE, S&P GSSI™/GSTI™, MSCI EAFE Small Cap, MSCI Kokusai and the S&P Global Infrastructure Index Funds.

Effective January 1, 2008, the following information replaces similar information under the heading “Portfolio Managers” in each Prospectus:

As of January 1, 2008, Patrick O’Connor and S. Jane Leung are no longer portfolio managers for the Funds. Diane Hsiung and Greg Savage (the “Portfolio Managers”) are primarily responsible for the day-to-day management of the Funds. Each Portfolio Manager is responsible for various functions related to portfolio management including, but not limited to, investing cash inflows, coordinating with members of his or her team to focus on certain asset classes, implementing investment strategy researching and reviewing investment strategy and overseeing members of his or her portfolio management team with more limited responsibilities.

Diane Hsiung is an employee of BGFA and BGI and, together with the other Portfolio Manager, will be primarily responsible for the day-to-day management of the Funds. Ms. Hsiung has been a senior portfolio manager for BGFA and BGI since 2007 and a portfolio manager for BGFA and BGI from 2002 to 2006.

Greg Savage, CFA is an employee of BGFA and BGI and, together with the other Portfolio Manager, will be primarily responsible for the day-to-day management of the Funds. Mr. Savage has been a senior portfolio manager for BGFA and BGI since 2006 and a portfolio manager for BGFA and BGI from 2001 to 2006.

The Funds’ SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership (if any) of shares of a Fund.

If you have any additional questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of Barclays Global Investors, N.A.	BGI-A-525-12007

PLEASE RETAIN THIS SUPPLEMENT
FOR FUTURE REFERENCE

iShares®

iShares Trust
iShares, Inc.
Supplement dated December 14, 2007
to the Prospectuses for all series of
iShares Trust and iShares, Inc.

The information in this Supplement updates information in, and should be read in conjunction with, each Prospectus.

Effective December 14, 2007, the E-mail address on the back cover that shareholders may use if they have any questions or wish to obtain the Statement of Additional Information, Semi-Annual or Annual report free of charge, is hereby deleted and replaced by the following:

E-mail: iSharesETFs@barclaysglobal.com

If you have any additional questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of Barclays Global Investors, N.A.	BGI-A-450-12007

PLEASE RETAIN THIS SUPPLEMENT
FOR FUTURE REFERENCE

iShares®

iShares Trust
Supplement dated December 6, 2007
to the Prospectus dated December 1, 2007
for the iShares FTSE/Xinhua China 25 Index Fund (the “Prospectus”)

The information in this Supplement updates information in, and should be read in conjunction with, the Prospectus for the iShares FTSE/Xinhua China 25 Index Fund.

Effective December 6, 2007, the iShares FTSE/Xinhua China 25 Index Fund will transfer its primary listing to NYSE Arca, Inc. and is no longer listed on the New York Stock Exchange.

The second paragraph under the heading entitled “Introduction” on page 1 is hereby deleted and replaced by the following:

Barclays Global Fund Advisors (“BGFA”) is the investment adviser to the Fund. Shares of the Fund are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, The NASDAQ Stock Market LLC, New York Stock Exchange (“NYSE”) or NYSE Arca, Inc. (“NYSE Arca”). The market price for a share of the Fund may be different from the Fund’s most recent NAV per share. The Fund has its own CUSIP number and exchange trading symbol.

The fourth paragraph under the heading entitled “Buying and Selling Shares” on page 11 is hereby deleted and replaced by the following:

The national securities exchange on which the Fund’s shares are listed is open for trading Monday through Friday and is closed on weekends and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund’s primary listing exchange is NYSE Arca.

The second and third paragraphs under the heading entitled “Disclaimers” on page 19 are replaced by the following:

Shares of the Fund are not sponsored, endorsed or promoted by NYSE Arca. NYSE Arca makes no representation or warranty, express or implied, to the owners of the shares of any Fund or any member of the public regarding the ability of a Fund to track the total return performance of any Underlying Index or the ability of any Underlying Index identified herein to track stock market performance. NYSE Arca is not responsible for, nor has it participated in, the determination of the compilation or the calculation of any Underlying Index, nor in the determination of the timing of, prices of or quantities of the shares of any Fund to be issued, nor in the determination or calculation of the equation by which the shares are redeemable. NYSE Arca has no obligation or liability to owners of the shares of any Fund in connection with the administration, marketing or trading of the shares of the Fund.

NYSE Arca does not guarantee the accuracy or the completeness of any Underlying Index or any data included therein. NYSE Arca makes no warranty, express or implied, as to results to be obtained by the Trust, on behalf of the Fund as licensee, licensee’s customers and counterparties, owners of the shares or any other person or entity, from the use of the subject indexes or any data included therein in connection with the rights licensed as described herein or for any other use.

NYSE Arca makes no express or implied warranties and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to any Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall NYSE Arca have any liability for any direct, indirect, special, punitive, consequential or any other damages (lost profits) even if notified of the possibility thereof.

If you have any additional questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of Barclays Global Investors, N.A.	BGI-A-025-11007

iShares®
iShares Trust

iShares Trust (the “Trust”) is a registered investment company that consists of over 120 separate investment portfolios called funds. This Prospectus relates to the following fund:

iShares FTSE/Xinhua China 25 Index Fund (the “Fund”).

The Fund issues and redeems shares at their net asset value (“NAV”) only in blocks of 50,000 shares or multiples thereof (“Creation Units”). Only certain large institutional investors known as “Authorized Participants” may purchase or redeem Creation Units directly with the Fund at NAV. These transactions are usually in exchange for a basket of securities similar to the Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the Fund are not redeemable securities. Shareholders who are not Authorized Participants may not redeem shares directly from the Fund at NAV.

iShares® is a registered trademark of Barclays Global Investors, N.A. (“BGI”).

Prospectus dated December 1, 2007

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Introduction	1
Description of the Fund	2
Investment Objective	2
Principal Investment Strategies	2
Principal Risks	4
Portfolio Holdings Information	7
Performance Information	8
Fees and Expenses	9
Management	9
Shareholder Information	10
Distribution	16
Financial Highlights	17
Index Provider	18
Disclaimers	19
Supplemental Information	21

“FTSE” is a trademark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “Xinhua” is a servicemark and trademark of Xinhua Financial News Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited. The FTSE/ Xinhua China 25 Index is calculated by or on behalf of FTSE/Xinhua Index Limited. FTSE/Xinhua Index Limited does not issue, sponsor, endorse, sell or promote the Fund. FTSE/Xinhua Index Limited makes no representation regarding the advisability of investing in shares of the Fund.

i

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Introduction

This Prospectus contains important information about investing in the Fund. Please read this Prospectus carefully before you make any investment decisions. Additional information regarding the Fund is available at www.iShares.com.

Barclays Global Fund Advisors (“BGFA”) is the investment adviser to the Fund. The shares of the Fund are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, The NASDAQ Stock Market LLC , the New York Stock Exchange (“NYSE”) or the NYSE Arca, Inc. The market price for a share of the Fund may be different from the Fund’s most recent NAV per share. The Fund has its own CUSIP number and exchange trading symbol.

The Fund is an exchange traded fund (commonly referred to as an “ETF”). ETFs are funds that trade like other publicly-traded securities and are designed to track an index. Similar to shares of an index mutual fund, each share of the Fund represents a partial ownership in an underlying portfolio of securities intended to track a market index. Unlike shares of a mutual fund, which can be bought and redeemed from the issuing fund by all shareholders at a price based on NAV, only Authorized Participants may purchase or redeem shares directly from the Fund at NAV. Also, unlike shares of a mutual fund, the shares of the Fund are listed on a national securities exchange and trade in the secondary market at market prices that change throughout the day.

The Fund invests in a particular segment of the securities markets and seeks to track the performance of a securities index that generally is not representative of the market as a whole. The Fund is designed to be used as part of broader asset allocation strategies. Accordingly, an investment in the Fund should not constitute a complete investment program.

An investment in the Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, BGFA or any of its affiliates.

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Description of the Fund
Cusip: 464287184
Trading Symbol: FXI
Underlying Index: FTSE/Xinhua China 25 Index

Investment Objective

The iShares FTSE/Xinhua China 25 Index Fund (the “Fund”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index (the “Underlying Index”). The Fund’s investment objective and the Underlying Index may be changed without shareholder approval.

The Underlying Index is sponsored by an organization (the “Index Provider”) that is independent of the Fund and BGFA. The Index Provider determines the relative weightings of the securities in the Underlying Index and publishes information regarding the market value of the Underlying Index. The Fund’s Index Provider is FTSE/Xinhua Index Limited (“FXI”). Additional information regarding the Index Provider is provided in the Index Provider section of this Prospectus.

Principal Investment Strategies

The Underlying Index is designed to represent the performance of the largest companies in the Chinese equity market that are available to international investors. The Underlying Index consists of 25 of the largest and most liquid Chinese companies. Securities in the Underlying Index are weighted based on the total market value of their shares, so that securities with higher total market values generally have a higher representation in the Underlying Index. Each security in the Underlying Index is a current constituent of the FTSE All-World Index. All of the securities in the Underlying Index currently trade on the Hong Kong Stock Exchange. As of September 30, 2007, the Underlying Index’s top three industries were financials, telecommunications, and oil & gas.

BGFA uses a “passive” or indexing approach to try to achieve the Fund’s investment objective. Unlike many investment companies, the Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued.

Indexing eliminates the chance that the Fund may substantially outperform its Underlying Index, but also may reduce some of the risks of active management, such as poor security selection. Indexing seeks to achieve lower costs and better after-tax performance by keeping portfolio turnover low in comparison to actively managed investment companies.

The Fund generally will invest at least 90% of its assets in the securities of its Underlying Index or in American Depositary Receipts (“ADRs”), or other depositary receipts representing securities in the Underlying Index. The Fund may invest the remainder of its assets in securities not included in its Underlying Index, but which BGFA believes will help the Fund track its Underlying Index. The Fund also may invest its other assets in futures contracts, options on futures contracts, options, and swaps related to its Underlying Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BGFA.

BGFA uses a representative sampling indexing strategy to manage the Fund as described below.

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Representative Sampling

“Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the Underlying Index that collectively has an investment profile similar to the Underlying Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Underlying Index. The Fund may or may not hold all of the securities that are included in the Underlying Index.

Correlation

An index is a theoretical financial calculation, while the Fund is an actual investment portfolio. The performance of the Fund and its Underlying Index may vary somewhat due to transaction costs, foreign currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Fund’s portfolio and the Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the Underlying Index) or representative sampling.

BGFA expects that, over time, the correlation between the Fund’s performance and that of its Underlying Index, before fees and expenses, will be 95% or better. A correlation percentage of 100% would indicate perfect correlation. The difference between 100% correlation and the Fund’s actual correlation with its Underlying Index is called “tracking error.” The Fund’s use of a representative sampling indexing strategy can be expected to result in greater tracking error than if the Fund used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that its Underlying Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

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Principal Risks

The Fund may be subject to the principal risks noted below. Some or all of these risks may adversely affect the Fund’s NAV, trading price, yield, total return and its ability to meet its investment objective.

Asset Class Risk

The securities in the Underlying Index or the Fund’s portfolio may underperform the returns of other securities or indexes that track other industries, groups of industries, markets, asset classes or sectors. Various types of securities or indexes tend to experience cycles of outperformance and underperformance in comparison to the general securities markets.

Concentration Risk

To the extent that the Underlying Index or the Fund’s portfolio is concentrated in the securities of companies in a particular market, industry, group of industries, sector or asset class, the Fund may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class. An investment in the Fund should not constitute a complete investment program.

Currency Risk

Because the Fund’s NAV is determined on the basis of the U.S. dollar, you may lose money if you invest in the Fund if the currency of a foreign market depreciates against the U.S. dollar, even if the local currency value of the Fund’s holdings in that market increases.

Custody Risk

Custody risk refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standards of care of the local markets. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Emerging Markets Risk

China is one of the largest global emerging markets. The risks of investing in emerging markets are typically greater than those of investing in developed countries where political, economic and social structures may be much more established and efficient. Emerging markets often lack the market depth and breadth and operational efficiency of developed markets. The companies in which the Fund invests may be held to lower disclosure, corporate governance, accounting and reporting standards than companies in more developed markets. In addition, some of the securities held by the Fund may be subject to higher transaction and other costs, foreign ownership limits, withholding or other taxes or may have liquidity issues that make such securities more difficult to sell at reasonable prices. These factors may increase the volatility, and hence the risk, of an investment in the Fund.

While China is transitioning from a government-controlled to a market-driven economy, it still struggles with political and social uncertainty, substantial government involvement in the economy, conflicts with Taiwan, and issues relating to the reunification with Hong Kong. China is also under pressure to change its currency standards. Although mainland China’s gross national product has grown in recent years, there can be no assurance this growth will continue.

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These and other factors could adversely affect corporate profitability, economic growth and the value of an investment in the Fund.

Foreign Investments Risks

Investments in the securities of non-U.S. issuers are subject to all the risks of investing in the markets of such issuers’ countries, including market fluctuations caused by factors such as economic and political developments, changes in interest rates and abrupt changes in stock prices. As a result of investing in foreign securities, the Fund may be subject to the risks listed below. These risks may decrease the value of your investment:

•	Less liquid and less efficient securities markets;

•	Greater securities price volatility;

•	Exchange rate fluctuations and exchange controls;

•	Less publicly available information about issuers;

•	Imposition of withholding or other taxes;

•	Imposition of restrictions on the expatriation of funds or other assets of the Fund;

•	Higher transaction and custody costs and delays in attendant settlement procedures;

•	Difficulties in enforcing contractual obligations;

•	Less levels of regulation of the securities markets;

•	Different accounting, disclosure and reporting requirements;

•	Substantial government involvement in the economy;

•	Higher rates of inflation; and

•	Greater social, economic and political uncertainty, the risk of nationalization or expropriation of assets and risk of war.

Geographic Risk

Some markets in which the Fund invests are located in parts of the world that have historically been prone to natural disasters such as earthquakes, volcanoes or tsunamis or are economically sensitive to environmental events. Any such event could cause a significant impact on their respective economies and investments in these countries.

Legal Enforcement of Shareholder Rights Risk

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and stockholders’ rights in markets in which the Fund invests may not be as extensive as those that apply in the U.S. The Fund may therefore have more difficulty asserting its rights as a stockholder of a non-U.S. company in which it invests than it would as a stockholder of a comparable U.S. company.

Management Risk

The Fund may be subject to management risk because the Fund does not fully replicate its Underlying Index and may hold securities that are not included in its Underlying Index. Management risk is the risk that BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The Fund is managed in a manner that seeks to track the Fund’s Underlying Index and is therefore subject to passive investments risk.

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Market Risk

The Fund’s NAV will react to securities market movements. You could lose money over short periods due to fluctuation in the Fund’s NAV in response to market movements and over longer periods during market downturns. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the markets. The value of a security may decline due to general market conditions, economic trends or events that are not specifically related to a company or to factors that affect a particular industry or industries. During a general economic downturn in the securities markets, multiple asset classes may be negatively affected.

Market Trading Risks

Absence of Active Market

Although shares of the Fund are listed for trading on a national securities exchange, there can be no assurance that an active trading market for such shares will develop or be maintained.

Lack of Market Liquidity

Secondary market trading in Fund shares may be halted by a national securities exchange because of market conditions or for other reasons. In addition, trading in Fund shares is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules. There can be no assurance that the requirements necessary to maintain the listing of the shares of the Fund will continue to be met or will remain unchanged.

Shares of The Fund Will Trade at Prices Other Than NAV

Shares of the Fund trade on exchanges at prices at, above or below their most recent NAV. The per share NAV of the Fund is calculated at the end of each business day and fluctuates with changes in the market value of the Fund’s holdings since the most recent calculation. The trading prices of the Fund’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than NAV. The trading prices of the Fund’s shares may deviate significantly from NAV during periods of market volatility. ANY OF THESE FACTORS MAY LEAD TO THE FUND’S SHARES TRADING AT A PREMIUM OR DISCOUNT TO NAV. However, because shares can be created and redeemed in Creation Units at NAV (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their NAVs), BGFA believes that large discounts or premiums to the NAV of the Fund are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that the Fund’s shares normally will trade on exchanges at prices close to the Fund’s next calculated NAV, exchange prices are not expected to correlate exactly with the Fund’s NAV due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from NAV. If a shareholder purchases at a time when the market price is at a premium to the NAV or sells at a time when the market price is at a discount to the NAV, then the shareholder may sustain losses.

Costs of Buying or Selling Fund Shares

Buying or selling Fund shares involves two types of costs that apply to all securities transactions. When buying or selling shares of the Fund through a broker, you will incur a brokerage commission or other charges imposed by brokers as determined by that broker. In addition, you will also incur the cost of the “spread” - that is, the difference between what professional investors are willing to pay for Fund shares (the “bid” price) and the price at which they are willing to sell Fund shares (the “ask” price). Because of the costs inherent in buying or selling Fund shares, frequent trading may detract significantly from investment results and an investment in Fund shares may not be advisable for investors who anticipate regularly making small investments.

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Non-Diversification Risk

The Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the Fund may be more susceptible to the risks associated with these particular companies or to a single economic, political or regulatory occurrence affecting these companies.

Passive Investments Risk

The Fund is not actively managed. The Fund may be affected by a general decline in the stock market segments or foreign market segments relating to its Underlying Index. The Fund invests in the securities included in, or representative of, its Underlying Index regardless of their investment merits. BGFA does not attempt to take defensive positions in declining markets.

Secondary Market Trading Risk

Shares of the Fund may trade in the secondary market on days when the Fund does not accept orders to purchase or redeem shares. On such days, shares may trade in the secondary market with more significant premiums or discounts than might be experienced on days when the Fund accepts purchase and redemption orders.

Tracking Error Risk

Imperfect correlation between the Fund’s securities and those in its Underlying Index, rounding of prices, changes to the Underlying Index and regulatory requirements may cause the Fund’s performance to diverge from the performance of its Underlying Index. This is called “tracking error.” Tracking error also may result because the Fund incurs fees and expenses while its Underlying Index does not incur such expenses.

Valuation Risk

Because foreign exchanges may be open on days when the Fund does not price its shares, the value of the securities in the Fund’s portfolio may change on days when shareholders will not be able to purchase or sell the Fund’s shares.

Portfolio Holdings Information

A description of the Trust’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information (“SAI”). The top holdings of the Fund can be found at www.iShares.com. Fund fact sheets provide information regarding the Fund’s top holdings and may be requested by calling 1-800-iShares (1-800-474-2737).

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Performance Information

The bar chart and table that follow show how the Fund has performed in the past on a calendar year basis and provide an indication of the risks of investing in the Fund. Both assume that all dividends and distributions have been reinvested in the Fund. How the Fund has performed in the past (before and after taxes) does not necessarily indicate how it will perform in the future. Supplemental information about the Fund’s performance is shown under the heading Total Return Information in the Supplemental Information section at the end of this Prospectus.

iShares FTSE/Xinhua China 25 Index Fund
Year by Year Returns1 (Years Ended December 31)

1 The Fund’s total return for the nine months ended September 30, 2007 was 63.37%.

The best calendar quarter return during the periods shown above was 38.40% in the 4th quarter of 2006; the worst was -1.97% in the 4th quarter of 2005.

 Average Annual Total Returns
 (for the periods ended December 31, 2006)

	One Year*	Since Fund Inception
iShares FTSE/Xinhua China 25 Index Fund:
(Inception date: 10/05/2004)
Return Before Taxes	83.19%	40.49%
Return After Taxes on Distributions(1)	82.77%	39.99%
Return After Taxes on Distributions and Sale of Fund Shares(1)	54.41%	35.08%
FTSE/Xinhua China 25 Index (Index returns do not reflect deductions for fees, expenses, or taxes)	84.37%	41.66%

*	Certain sectors and markets performed exceptionally well based on market conditions during the one year period. Investors should not expect that such exceptional returns will be repeated.
(1)
After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state, local or foreign taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to tax-exempt investors or investors who hold shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (“IRAs”). Fund returns after taxes on distributions and sale of Fund shares are calculated assuming that an investor has sufficient capital gains of the same character from other investments to offset any capital losses from the sale of Fund shares. As a result, Fund returns after taxes on distributions and sale of Fund shares may exceed Fund returns before taxes and/or returns after taxes on distributions.

8

Fees and Expenses

The following table describes the fees and expenses that you will incur if you own shares of the Fund. You will also incur usual and customary brokerage commissions when buying or selling shares of the Fund:

Annual Fund Operating Expenses[2]
		Distribution and		Total Annual
Shareholder	Management	Service (12b-1)	Other	Fund Operating
Fees[1]	Fees	Fees	Expenses[3]	Expenses
None	0.74%	None	None	0.74%

1	Fees paid directly from your investment.
2	Expenses that are deducted from the Fund’s assets, expressed as a percentage of average net assets.
3
The Trust’s Investment Advisory Agreement provides that BGFA will pay all operating expenses of the Fund, except interest expense and taxes (both expected to be de minimis), any brokerage expenses, future distribution fees or expenses, and extraordinary expenses.

Example

This example is intended to help you compare the cost of owning shares of the Fund with the cost of investing in other funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1 Year	3 Years	5 Years	10 Years
$76	$237	$411	$918

Management

Investment Adviser

As investment adviser, BGFA has overall responsibility for the general management and administration of the Trust. BGFA provides an investment program for the Fund and manages the investment of the Fund’s assets. In seeking to achieve the Fund’s investment objective, BGFA uses teams of portfolio managers, investment strategists and other investment specialists. This team approach brings together many disciplines and leverages BGFA’s extensive resources. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the Fund to operate.

Pursuant to the Investment Advisory Agreement, BGFA is responsible for substantially all expenses of the Trust, including the cost of transfer agency, custody, fund administration, legal, audit and other services, except interest expense and taxes, brokerage expenses, distribution fees or expenses and extraordinary expenses.

For the fiscal year ended July 31, 2007, BGFA received management fees from the Fund based on a percentage of the Fund’s average daily net assets, at the annual rate of 0.74%. Effective August 1, 2007, for its investment advisory services to the Fund, BGFA is paid management fees equal to 0.74% per year of the Fund’s net assets less than or equal to $6 billion, plus 0.67% per year of the Fund’s net assets between $6 billion and $12 billion, plus 0.60% per year of the Fund’s net assets in excess of $12 billion.

BGFA is located at 45 Fremont Street, San Francisco, CA 94105. It is a wholly-owned subsidiary of BGI, which in turn is a majority-owned subsidiary of Barclays Bank PLC. As of September 30, 2007, BGI and its affiliates, including BGFA, provided investment advisory services for assets in excess of $2.0 trillion. BGI, BGFA, Barclays Global Investors Services, Barclays Bank PLC and their affiliates deal, trade and invest for their own accounts in the types of securities in which the Fund may also invest.

A discussion regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement with BGFA is available in the Fund’s annual report for the period ending July 31.

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Portfolio Managers

Patrick O’Connor and S. Jane Leung (the “Portfolio Managers”) are primarily responsible for the day-to-day management of the Fund. Each Portfolio Manager is responsible for various functions related to portfolio management, including, but not limited to, investing cash inflows, coordinating with members of his or her team to focus on certain asset classes, implementing investment strategy, researching and reviewing investment strategy, and overseeing members of his or her portfolio management team with more limited responsibilities.

Patrick O’Connor is an employee of BGFA and BGI and has been one of the Portfolio Managers primarily responsible for the day-to-day management of the Fund since February 2006. Mr. O’Connor has been a senior portfolio manager with BGFA and BGI since 1999.

S. Jane Leung is an employee of BGFA and BGI and has been one of the Portfolio Managers primarily responsible for the day-to-day management of the Fund since September 2006. Ms. Leung has been a senior portfolio manager with BGFA and BGI since 2004 and was a portfolio manager with BGFA and BGI from 2001 to 2004.

The Fund’s SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers’ ownership (if any) of shares in the Fund.

Administrator, Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”) is the administrator, custodian and transfer agent for the Fund.

Shareholder Information

Additional shareholder information, including how to buy and sell shares of the Fund, is available free of charge by calling toll-free: 1-800-iShares (1-800-474-2737) or visiting our website at www.iShares.com.

Buying and Selling Shares

Shares of the Fund trade on a national securities exchange during the trading day. Shares can be bought and sold throughout the trading day like shares of other publicly-traded companies. The Trust does not impose any minimum investment for shares of the Fund purchased on an exchange. Buying or selling Fund shares involves two types of costs that apply to all securities transactions. When buying or selling shares of the Fund through a broker, you will incur a brokerage commission or other charges determined by your broker. In addition, you will also incur the cost of the “spread” - that is, the difference between the bid price and the ask price. The commission is frequently a fixed amount, and may be a significant proportional cost for investors seeking to buy or sell small amounts of shares. The spread varies over time for the shares of the Fund based on its trading volume and market liquidity, and is generally lower if the Fund has a lot of trading volume and market liquidity and higher if the Fund has little trading volume and market liquidity. The Fund’s shares trade under the trading symbol listed for the Fund in the Description of the Fund section of this Prospectus.

Shares of the Fund may be acquired or redeemed directly from the Fund only in Creation Units or multiples thereof, as discussed in the Creations and Redemptions section of this Prospectus. Once created, shares of the Fund generally trade in the secondary market in amounts less than a Creation Unit.

The Trust’s Board of Trustees has adopted a policy of not monitoring for frequent purchases and redemptions of Fund shares (“frequent trading”) that appear to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Fund’s portfolio securities after the close of the primary markets for the Fund’s portfolio securities and the reflection of that change in the Fund’s NAV (“market timing”), because the Fund sells and redeems its shares directly through transactions that are in-kind and/or for cash, with a deadline for placing cash-related transactions no later than the close of the primary markets for the Fund’s portfolio securities. The Board of Trustees has not adopted a policy of monitoring for other frequent trading activity because shares of the Fund are listed and traded on national securities exchanges.

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The national securities exchange on which the Fund’s shares are listed is open for trading Monday through Friday and is closed on weekends and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund’s primary listing exchange is the NYSE.

Section 12(d)(1) of the Investment Company Act of 1940, as amended, restricts investments by registered investment companies in the securities of other investment companies, including shares of the Fund. Registered investment companies are permitted to invest in the Fund beyond the limits set forth in Section 12(d)(1), subject to certain terms and conditions set forth in an SEC exemptive order issued to the Trust, including that such investment companies enter into an agreement with the Trust.

Book Entry

Shares of the Fund are held in book-entry form, which means that no stock certificates are issued. The Depository Trust Company (“DTC”), or its nominee, is the record owner of all outstanding shares of the Fund and is recognized as the owner of all shares for all purposes.

Investors owning shares of the Fund are beneficial owners as shown on the records of DTC or its participants. DTC serves as the securities depository for all shares of the Fund. Participants include DTC, securities brokers and dealers, banks, trust companies, clearing corporations and other institutions that directly or indirectly maintain a custodial relationship with DTC. As a beneficial owner of shares, you are not entitled to receive physical delivery of stock certificates or to have shares registered in your name, and you are not considered a registered owner of shares. Therefore, to exercise any right as an owner of shares, you must rely upon the procedures of DTC and its participants. These procedures are the same as those that apply to any other securities that you hold in book-entry or “street name” form.

Share Prices

The trading prices of the Fund’s shares in the secondary market generally will differ from the Fund’s daily NAV per share and are affected by market forces such as supply and demand, economic conditions and other factors. Information regarding the intraday value of shares of the Fund, also known as the “indicative optimized portfolio value” (“IOPV”), is disseminated every 15 seconds throughout the trading day by the national securities exchange on which the Fund is listed or by market data vendors or other information providers. The IOPV is based on the current market value of the securities and cash required to be deposited in exchange for a Creation Unit. The IOPV does not necessarily reflect the precise composition of the current portfolio of securities held by the Fund at a particular point in time nor the best possible valuation of the current portfolio. Therefore, the IOPV should not be viewed as a “real-time” update of the NAV, which is computed only once a day. The IOPV is generally determined by using both current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the Fund. The quotations of certain Fund holdings may not be updated during U.S. trading hours if such holdings do not trade in the U.S. The Fund is not involved in, or responsible for, the calculation or dissemination of the IOPV and makes no representation or warranty as to its accuracy.

Determination of Net Asset Value

The NAV for the Fund will generally be determined once daily Monday through Friday generally as of the regularly scheduled close of business of the NYSE (normally 4:00 p.m., Eastern time) on each day that the NYSE is open for trading, based on prices at the time of closing, provided that (a) any assets or liabilities denominated in currencies other than the U.S. dollar shall be translated into U.S. dollars at the prevailing market rates on the date of valuation as quoted by one or more major banks or dealers that makes a two-way market in such currencies (or a data service provider based on quotations received from such banks or dealers); and (b) U.S. fixed-income assets may be valued as of the announced closing time for trading in fixed-income instruments on any day that the Securities Industry and Financial Markets Association announces an early closing time. The NAV of the Fund is calculated by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by the total number of outstanding shares of the Fund, generally rounded to the nearest cent.

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In calculating the Fund’s NAV, the Fund’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer), or (iii) based on amortized cost. In the case of shares of funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation.

In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Trustees. The frequency with which the Fund’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Fund invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933, as amended (the “Securities Act”)); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Fund’s NAV is computed and that may materially affect the value of the Fund’s investments). Examples of events that may be “significant events” are government actions, natural disasters, armed conflict, acts of terrorism and significant market fluctuations.

Valuing the Fund’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations. Use of fair value prices and certain current market valuations could result in a difference between the prices used to calculate the Fund’s NAV and the prices used by the Fund’s Underlying Index, which, in turn, could result in a difference between the Fund’s performance and the performance of the Fund’s Underlying Index.

Because foreign markets may be open on different days than the days during which a shareholder may purchase a Fund’s shares, the value of the Fund’s investments may change on days when shareholders are not able to purchase the Fund’s shares.

The value of assets denominated in foreign currencies is converted into U.S. dollars using exchange rates deemed appropriate by BGFA as investment adviser. Any use of a different rate from the rates used by the Index Provider may adversely affect a Fund’s ability to track its Underlying Index.

Dividends and Distributions

General Policies. Dividends from net investment income, if any, are declared and paid at least annually by the Fund. The Fund generally distributes its net capital gains, if any, to shareholders annually. The Fund also reserves the right to declare special distributions if, in its reasonable discretion, such action is necessary or advisable to preserve its status as a regulated investment company or to avoid imposition of income or excise taxes on undistributed income.

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Dividends and other distributions on shares are distributed on a pro rata basis to beneficial owners of such shares. Dividend payments are made through DTC participants to beneficial owners then of record with proceeds received from the Fund.

Dividend Reinvestment Service. No dividend reinvestment service is provided by the Trust. Broker-dealers may make available the DTC book-entry Dividend Reinvestment Service for use by beneficial owners of the Fund for reinvestment of their dividend distributions. Beneficial owners should contact their broker to determine the availability and costs of the service and the details of participation therein. Brokers may require beneficial owners to adhere to specific procedures and timetables. If this service is available and used, dividend distributions of both income and realized gains will be automatically reinvested in additional whole shares of the Fund purchased in the secondary market.

Taxes

As with any investment, you should consider how your investment in shares of the Fund will be taxed. The tax information in this Prospectus is provided as general information. You should consult your own tax professional about the tax consequences of an investment in shares of the Fund.

Unless your investment in shares is made through a tax-exempt entity or tax-deferred retirement account, such as an IRA, you need to be aware of the possible tax consequences when the Fund makes distributions or you sell Fund shares.

Taxes on Distributions

Distributions from the Fund’s net investment income (other than qualified dividend income), including distributions out of the Fund’s net short-term capital gains, if any, and distributions of income from securities lending, are taxable to you as ordinary income. Distributions by the Fund of net long-term capital gains in excess of net short-term capital losses (capital gain dividends) are taxable to you as long-term capital gains, regardless of how long you have held the Fund’s shares. Distributions by the Fund that qualify as qualified dividend income are taxable to you at long-term capital gain rates.

Dividends will be qualified dividend income to you if they are attributable to qualified dividend income received by the Fund which, in general, includes dividend income from taxable U.S. corporations and qualified foreign corporations, provided that the Fund satisfies certain holding period requirements in respect of the stock of such corporations and has not hedged its position in the stock in certain ways. For this purpose, a qualified foreign corporation means any foreign corporation (1) that is incorporated in a possession of the United States, (2) that is eligible for benefits under a comprehensive income tax treaty with the United States which includes an exchange of information program, or (3) if the stock with respect to which the dividend was paid is readily tradable on an established United States security market. The term excludes a corporation that is a passive foreign investment company. Under current IRS guidance, the United States has such comprehensive income tax treaties with the following countries: Australia, Austria, Bangladesh, Barbados, Belgium, Canada, China, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Kazakhstan, Korea, Latvia, Lithuania, Luxembourg, Mexico, Morocco, Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Slovak Republic, Slovenia, South Africa, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Kingdom and Venezuela.

Dividends received by the Fund from a Real Estate Investment Trust (“REIT”) or another Regulated Investment Company (“RIC”) generally are qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such REIT or RIC. It is expected that dividends received by the Fund from a REIT and distributed to a shareholder generally will be taxable to the shareholder as ordinary income.

Under current law, the taxation of qualified dividend income at long-term capital gain rates will no longer apply for taxable years beginning after December 31, 2010.

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A dividend will not be treated as qualified dividend income if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend or in the case of certain preferred stock 91 days during the 181-day period beginning 90 days before such date. In general, your distributions are subject to U.S. federal income tax for the year when they are paid. Certain distributions paid in January, however, may be treated as paid on December 31 of the prior year.

If the Fund’s distributions exceed current and accumulated earnings and profits, all or a portion of the distributions made in the taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable but will reduce the shareholder’s cost basis and result in a higher capital gain or lower capital loss when those shares on which the distribution was received are sold.

If you are neither a resident nor a citizen of the United States or if you are a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies, provided, however, that withholding tax will generally not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of long-term capital gains or upon the sale of other disposition of shares of the Fund. In addition, for taxable years of the Fund beginning on or before December 31, 2007, U.S.-source interest-related dividends and short-term capital gain dividends may not be subject to such U.S. withholding tax. In order for a distribution to qualify as an interest-related dividend or a short-term capital gain dividend, the Fund must designate it as such in writing to shareholders; depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Dividends and interest received by the Fund with respect to foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Since more than 50% of the total assets of the Fund will almost certainly consist of foreign stocks or securities, the Fund will “pass through” to you certain foreign income taxes (including withholding taxes) paid by the Fund. This means that you will be considered to have received as an additional dividend your share of such foreign taxes, but you may be entitled to either a corresponding tax deduction in calculating your taxable income, or, subject to certain limitations, a credit in calculating your federal income tax.

If you are a resident or a citizen of the United States, by law, back-up withholding will apply to your distributions and proceeds if you have not provided a taxpayer identification number or social security number and made other required certifications.

Taxes When Shares are Sold

Currently, any capital gain or loss realized upon a sale of shares is generally treated as a long-term gain or loss if shares have been held for more than one year. Any capital gain or loss realized upon a sale of shares held for one year or less is generally treated as short-term gain or loss, except that any capital loss on the sale of shares held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to such shares.

The foregoing discussion summarizes some of the consequences under current U.S. federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. You may also be subject to state and local taxation on Fund distributions and sales of shares. Consult your personal tax adviser about the potential tax consequences of an investment in shares of the Fund under all applicable tax laws.

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Creations and Redemptions

The shares that trade in the secondary market are “created” at NAV by market makers, large investors and institutions only in block-size Creation Units of 50,000 shares or multiples thereof. Each “creator” or “Authorized Participant” enters into an authorized participant agreement with the Fund’s distributor, SEI Investments Distribution Co. (the “Distributor”). A creation transaction which is subject to acceptance by the transfer agent takes place when an Authorized Participant deposits into the Fund a portfolio of securities approximating the holdings of the Fund and a specified amount of cash in exchange for a specified number of Creation Units.

Similarly, shares can be redeemed only in Creation Units, generally in-kind for a portfolio of securities held by the Fund and a specified amount of cash. Except when aggregated in Creation Units, shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the authorized participant agreement.

The Fund intends to comply with the federal securities laws in accepting securities for deposits and satisfying redemptions with redemption securities, including that the securities accepted for deposits and the securities used to satisfy redemption requests will be sold in transactions that would be exempt from registration under the Securities Act. Further, an Authorized Participant that is not a “qualified institutional buyer,” as such term is defined under Rule 144A of the Securities Act, will not be able to receive Fund securities that are restricted securities eligible for resale under Rule 144A.

Creations and redemptions must be made through a firm that is either a member of the Continuous Net Settlement System of the National Securities Clearing Corporation or a DTC participant, and in either case, has executed an agreement with the Distributor with respect to creations and redemptions of Creation Unit aggregations. Information about the procedures regarding creation and redemption of Creation Units (including the cut-off times for receipt of creation and redemption orders) is included in the SAI.

Because new shares may be created and issued on an ongoing basis, at any point during the life of the Fund a “distribution,” as such term is used in the Securities Act, may be occurring. Broker-dealers and other persons are cautioned that some activities on their part may, depending on the circumstances, result in their being deemed participants in a distribution in a manner that could render them statutory underwriters and subject to the prospectus delivery and liability provisions of the Securities Act. Nonetheless, any determination of whether one is an underwriter must take into account all the relevant facts and circumstances of each particular case.

Broker-dealers should also note that dealers who are not “underwriters,” but are participating in a distribution (as contrasted to ordinary secondary transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act. For delivery of prospectuses to exchange members, the prospectus delivery mechanism of Rule 153 under the Securities Act is only available with respect to transactions on a national securities exchange.

Transaction Fees

The Fund will impose a creation transaction fee and a redemption transaction fee to offset transfer and other transaction costs associated with the issuance and redemption of Creation Units. Purchasers and redeemers of Creation Units for cash are required to pay an additional variable charge to compensate for brokerage and market impact expenses. The creation and redemption transaction fees for creations and redemptions in-kind for the Fund are discussed below. The standard creation transaction fee is charged to each purchaser on the day such purchaser creates a Creation Unit. The fee is a single charge and will be the amount indicated below regardless of the number of Creation Units purchased by an investor on the same day. BGFA may, from time to time, at its own expense, compensate purchasers of Creation Units who have purchased substantial amounts of Creation Units and other financial institutions for administrative or marketing services. Similarly, the standard redemption transaction fee will be the amount indicated regardless of the number of Creation Units redeemed that day. The standard creation and redemption transaction fees for creations and redemptions through DTC for cash (when cash creations and redemptions are available or specified) will also be subject to an additional variable charge up to the maximum amount shown below under “Maximum Creation/Redemption Transaction Fee.” In addition, purchasers of shares in Creation Units are responsible for payment of the costs of transferring securities to the Fund. Redeemers of shares in Creation Units are responsible for the costs of transferring securities from the Fund. Investors who use the services of a broker or other such intermediary may pay fees for such services. The following table also shows, as of September 30, 2007, the approximate value of one Creation Unit per Fund, including the standard creation and redemption transaction fee:

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		Standard	Maximum
Approximate		Creation/	Creation/
Value of a	Creation	Redemption	Redemption
Creation	Unit	Transaction	Transaction
Unit	Size	Fee	Fee
$9,078,000	50,000	$1,300	$5,200

Householding

Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Please contact your broker-dealer if you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, or if you are currently enrolled in householding and wish to change your householding status.

Distribution

The Distributor distributes Creation Units for the Fund on an agency basis. The Distributor does not maintain a secondary market in shares of the Fund. The Distributor has no role in determining the policies of the Fund or the securities that are purchased or sold by the Fund. The Distributor’s principal address is One Freedom Valley Drive, Oaks, PA 19456.

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Financial Highlights

The financial highlights table is intended to help investors understand the Fund’s financial performance for the period of the Fund’s operations. Certain information reflects financial results for a single share of the Fund. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report is included, along with the Fund’s financial statements, in the Fund’s Annual Report (available upon request).

Financial Highlights
(For a share outstanding throughout each period)

	iShares FTSE/Xinhua China 25 Index Fund
			Period from
			Oct. 5, 2004 [a]
	Year ended	Year ended	to
	Jul. 31, 2007	Jul. 31, 2006	Jul. 31, 2005
Net asset value, beginning of period	$78.14	$61.41	$53.60
Income from investment operations:
Net investment income	1.78 [b]	1.84 [b]	0.99
Net realized and unrealized gain[c]	62.37	16.14	6.82
Total from investment operations	64.15	17.98	7.81
Less distributions from:
Net investment income	(1.31)	(1.25)	-
Total distributions	(1.31)	(1.25)	-
Net asset value, end of period	$140.98	$78.14	$61.41
Total return	82.72%	29.81%	14.57%[d]
Ratios/Supplemental data:
Net assets, end of period (000s)	$5,850,859	$2,973,412	$1,000,952
Ratio of expenses to average net assets[e]	0.74%	0.74%	0.78%
Ratio of net investment income to average net assets[e]	1.74%	2.62%	2.97%
Portfolio turnover rate[f]	36%	45%	13%

a	Commencement of operations.
b	Based on average shares outstanding throughout the period.
c	The amounts reported may not accord with the change in aggregate gains and losses in securities due to the timing of capital share transactions.
d	Not annualized.
e	Annualized for periods of less than one year.
f	Portfolio turnover rates exclude portfolio securities received or delivered as a result of processing capital share transactions in Creation Units.

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Index Provider

FXI is the index provider for the Underlying Index. FXI is not affiliated with the Trust, BGI, BGFA, State Street, the Distributor, or any of their respective affiliates.

FXI is a Hong Kong incorporated, joint venture company between FTSE, the global index company, and Xinhua Financial Network. The company was created to facilitate the development of real-time indices for the Chinese market that can be used as performance benchmarks and as a basis for index tracking funds.

FTSE is an independent company whose sole business is the creation and management of indices and associated data services. The company is a joint venture between The Financial Times and the London Stock Exchange. FTSE calculates over 60,000 indices daily, including more than 600 real-time indices. “FTSE™” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “Xinhua” is a service mark and trademark of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited. The FTSE/Xinhua China 25 Index is calculated by or on behalf of FTSE/ Xinhua Index Limited. All rights in the FTSE/Xinhua China 25 Index vest in FXI.

Xinhua Financial Network (“XFN”) is an independent financial information provider that focuses on China’s markets. XFN is based in Hong Kong and Beijing.

BGI has entered into a license agreement with the Index Provider to use the Underlying Index. BGI is sub-licensing rights in the Underlying Index to the Trust at no charge.

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Disclaimers

The Fund is not sponsored, endorsed, sold or promoted by FXI. FXI makes no representation or warranty, express or implied, to the owners of shares of the Fund or to any member of the public regarding the advisability of owning or trading in shares of the Fund. FXI’s only relationship to the Trust, BGI or BGFA is the licensing of certain trademarks, trade names, and service marks of FXI and of the FTSE/Xinhua China 25 Index, which is determined, composed and calculated by FXI without regard to the Trust, BGI, or BGFA. FXI has no obligation to take the needs of BGI, BGFA or the owners of shares into consideration in determining, composing or calculating the FTSE/Xinhua China 25 Index. FXI is not responsible for and has not participated in the determination or the timing of, prices, or quantities of shares to be issued or in the determination or calculation of the equation by which shares are to be converted into cash. FXI has no obligation or liability in connection with the administration of the Trust or the marketing or trading of shares. FXI does not guarantee the accuracy and/or completeness of the FTSE/Xinhua China 25 Index or any data included therein. FXI makes no warranty, express or implied, as to results to be obtained by BGI, BGFA, owners of shares of the Fund, or any other person or entity from the use of the FTSE/Xinhua China 25 Index or any data included therein. FXI makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the FTSE/Xinhua China 25 Index or any data included therein. Without limiting any of the foregoing, in no event shall FXI have any liability for any lost profits or indirect, punitive, special, or consequential damages, even if notified of the possibility thereof. There are no third party beneficiaries of any agreements between FXI and BGI and BGFA.

Shares of the Fund are not sponsored, endorsed or promoted by the NYSE. The NYSE makes no representation or warranty, express or implied, to the owners of the shares of any Fund or any member of the public regarding the ability of a Fund to track the total return performance of any Underlying Index or the ability of any Underlying Index identified herein to track stock market performance. The NYSE is not responsible for, nor has it participated in, the determination of the compilation or the calculation of any Underlying Index, nor in the determination of the timing of, prices of, or quantities of the shares of any Fund to be issued, nor in the determination or calculation of the equation by which the shares are redeemable. The NYSE has no obligation or liability to owners of the shares of any Fund in connection with the administration, marketing or trading of the shares of the Fund.

The NYSE does not guarantee the accuracy and/or the completeness of any Underlying Index or any data included therein. The NYSE makes no warranty, express or implied, as to results to be obtained by the Trust on behalf of its Funds as licensee, licensee’s customers and counterparties, owners of the shares of the Fund, or any other person or entity from the use of the subject indexes or any data included therein in connection with the rights licensed as described herein or for any other use. The NYSE makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to any Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall the NYSE have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

BGFA does not guarantee the accuracy and/or the completeness of the Underlying Index or any data included therein and BGFA shall have no liability for any errors, omissions, or interruptions therein.

19

BGFA makes no warranty, express or implied, as to results to be obtained by the Fund, to the owners of the shares of the Fund, or to any other person or entity, from the use of the Underlying Index or any data included therein. BGFA makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall BGFA have any liability for any special, punitive, direct, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

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Supplemental Information

I. Premium/Discount Information

The table that follows presents information about the differences between the daily market price on secondary markets for shares of the Fund and the Fund’s NAV. NAV is the price per share at which the Fund issues and redeems shares. It is calculated in accordance with the standard formula for valuing mutual fund shares. The price used to calculate market returns (“Market Price”) of the Fund generally is determined using the midpoint between the highest bid and the lowest offer on the national securities exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. The Fund’s Market Price may be at, above or below its NAV. The NAV of the Fund will fluctuate with changes in the market value of its portfolio holdings. The Market Price of the Fund will fluctuate in accordance with changes in its NAV, as well as market supply and demand.

Premiums or discounts are the differences (expressed as a percentage) between the NAV and Market Price of the Fund on a given day, generally at the time the NAV is calculated. A premium is the amount that the Fund is trading above the reported NAV, expressed as a percentage of the NAV. A discount is the amount that the Fund is trading below the reported NAV, expressed as a percentage of the NAV.

The following information shows the frequency distributions of premiums and discounts for the Fund for the calendar year 2006 through September 30, 2007, the date of the most recent calendar quarter-end.

Each line in the table shows the number of trading days in which the Fund trades within the premium/ discount range indicated. The number of trading days in each premium/discount range is also shown as a percentage of the total number of trading days in the period covered by the table. All data presented here represents past performance, which cannot be used to predict future results.

Fund	Premium/Discount Range	Number of Days	Percentage of Total Days
iShares FTSE/Xinhua China 25 Index Fund	Greater than 4.5%	2	0.46%
	Greater than 4.0% and Less than 4.5%	3	0.68
	Greater than 3.5% and Less than 4.0%	1	0.23
	Greater than 3.0% and Less than 3.5%	2	0.46
	Greater than 2.5% and Less than 3.0%	6	1.37
	Greater than 2.0% and Less than 2.5%	7	1.60
	Greater than 1.5% and Less than 2.0%	17	3.88
	Greater than 1.0% and Less than 1.5%	57	13.01
	Greater than 0.5% and Less than 1.0%	90	20.55
	Between 0.5% and -0.5%	139	31.75
	Less than -0.5% and Greater than -1.0%	47	10.73
	Less than -1.0% and Greater than -1.5%	28	6.39
	Less than -1.5% and Greater than -2.0%	12	2.74
	Less than -2.0% and Greater than -2.5%	11	2.51
	Less than -2.5% and Greater than -3.0%	5	1.14
	Less than -3.0% and Greater than -3.5%	3	0.68
	Less than -3.5% and Greater than -4.0%	3	0.68
	Less than -4.0% and Greater than -4.5%	4	0.91
	Less than -4.5%	1	0.23
		438	100.00%

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II. Total Return Information

The table below presents information about the total return of the Fund’s Underlying Index and the total return of the Fund. The information presented for the Fund is for its fiscal year ended July 31, 2007.

“Average Annual Total Returns” represent the average annual change in value of an investment over the periods indicated. “Cumulative Total Returns” represent the total change in value of an investment over the periods indicated.

The Fund’s per share NAV is the value of one share of the Fund as calculated in accordance with the standard formula for valuing mutual fund shares. The NAV return is based on the NAV of the Fund and the market return is based on the market price per share of the Fund. The price used to calculate Market Price is determined by using the midpoint between the highest bid and the lowest offer on the stock exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. Since shares of the Fund did not trade in the secondary market until several days after the Fund’s inception, for the period from inception to the first day of secondary market trading in shares of the Fund, the NAV of the Fund is used as a proxy for the secondary market trading price to calculate market returns. Market and NAV returns assume that dividends and capital gain distributions have been reinvested in the Fund at Market Price and NAV, respectively.

An index is a statistical composite that tracks a specified financial market or sector. Unlike the Fund, the Underlying Index does not actually hold a portfolio of securities and therefore does not incur the expenses incurred by the Fund. These expenses negatively impact the performance of the Fund. Also, market returns do not include brokerage commissions that may be payable on secondary market transactions. If brokerage commissions were included, market returns would be lower. The returns shown in the tables below do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption or sale of Fund shares. The investment return and principal value of shares of the Fund will vary with changes in market conditions. Shares of the Fund may be worth more or less than their original cost when they are redeemed or sold in the market. The Fund’s past performance is no guarantee of future results.

iShares FTSE/Xinhua China 25 Index Fund

Average Annual Total Returns					Cumulative Total Returns
Year Ended 7/31/07		Inception to 7/31/07*			Inception to 7/31/07*
NAV	MARKET	INDEX	NAV	MARKET	NAV	MARKET	INDEX
82.72%	79.24%	82.81%	42.51%	41.85%	171.75%	168.20%	175.32%

*	Total returns for the period since inception are calculated from the inception date of the Fund (10/5/04). The first day of secondary market trading in shares of the Fund was 10/8/04.

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Copies of the Prospectus, SAI, and other information can be found on our website at www.iShares.com. For more detailed information about the Fund, you may request a copy of the SAI. The SAI provides detailed information about the Fund, and is incorporated by reference into this Prospectus. This means that the SAI, for legal purposes, is a part of this Prospectus.

Additional information about the Fund’s investments is available in the Fund’s Annual or Semi Annual reports to shareholders. In the Fund’s Annual Report, you will find a discussion of the market conditions and investments strategies that significantly affected the Fund’s performance during the last fiscal year.

If you have any questions about the Trust or shares of the Fund or you wish to obtain the SAI, Semi-Annual or Annual Report free of charge, please:

Call:	1-800-iShares
(toll free)	1-800-474-2737
Monday through Friday
8:30 a.m. to 6:30 p.m. (Eastern Time)

E-mail:	iSharesfunds@seic.com

Write:	iShares Trust
c/o SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, PA 19456

Information about the Fund (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR Database on the SEC’s website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

No person is authorized to give any information or to make any representations about the Fund and its shares not contained in this Prospectus and you should not rely on any other information. Read and keep the Prospectus for future reference.

Investment Company Act File No.: 811-09729

For more information visit our website
or call 1-800-iShares (1-800-474-2737)
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BGI - F - 025 - 11007

ANNEX B

iShares®

iShares, Inc.
Supplement dated January 16, 2008
to the Prospectuses for all series
of iShares, Inc.

The information in this Supplement updates information in and should be read in conjunction with the “Dividends and Distributions” section of the prospectus for each of the iShares funds listed below.

Beginning in 2008 dividends from net investment income, if any, will be declared and paid semi-annually by the iShares funds listed below. Net capital gains, if any, will continue to be distributed annually by these funds.

iShares MSCI Australia Index Fund
iShares MSCI Austria Index Fund
iShares MSCI Belgium Index Fund
iShares MSCI Brazil Index Fund
iShares MSCI BRIC Index Fund
iShares MSCI Canada Index Fund
iShares MSCI Chile Index Fund
iShares MSCI Emerging Markets Index Fund
iShares MSCI EMU Index Fund
iShares MSCI France Index Fund
iShares MSCI Germany Index Fund
iShares MSCI Hong Kong Index Fund
iShares MSCI Italy Index Fund
iShares MSCI Japan Index Fund
iShares MSCI Japan Small Cap Index Fund
iShares MSCI Malaysia Index Fund
iShares MSCI Mexico Index Fund
iShares MSCI Netherlands Index Fund
iShares MSCI Pacific ex-Japan Index Fund
iShares MSCI Singapore Index Fund
iShares MSCI South Africa Index Fund
iShares MSCI South Korea Index Fund
iShares MSCI Spain Index Fund
iShares MSCI Sweden Index Fund
iShares MSCI Switzerland Index Fund
iShares MSCI Taiwan Index Fund
iShares MSCI United Kingdom Index Fund
If you have any additional questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of Barclays Global Investors, N.A.	BGI-A-700-01008

PLEASE RETAIN THIS SUPPLEMENT
FOR FUTURE REFERENCE

iShares®

iShares, Inc. (the “Company”) is a registered investment company that consists of more than 25 separate investment portfolios called funds. This Prospectus relates to the following fund (the “Fund”):

iShares MSCI Brazil Index Fund

The Fund issues and redeems shares at their net asset value (“NAV”) only in blocks of 50,000 shares or multiples thereof (“Creation Units”). Only certain large institutional investors known as “Authorized Participants” may purchase or redeem Creation Units directly with the Fund at NAV. These transactions are usually in exchange for a basket of securities similar to the Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the Fund are not redeemable securities. Shareholders who are not Authorized Participants may not redeem shares directly from the Fund at NAV.

iShares® is a registered trademark of Barclays Global Investors, N.A. (“BGI”).

Prospectus dated January 1, 2008

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Introduction	1
Investment Objective	1
Principal Investment Strategies	1
Principal Risks	3
Portfolio Holdings Information.	7
Performance Information	8
Fees and Expenses	10
Management	10
Shareholder Information	11
Distribution	17
Financial Highlights	18
Index Provider	19
Disclaimers	20
Supplemental Information	22

“MSCI Brazil Index” is a servicemark of MSCI Inc. and is a mark that has been licensed for use for certain purposes by BGI.

i

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Introduction
This Prospectus contains important information about investing in the Fund. Please read this Prospectus carefully before you make any investment decisions. Additional information regarding the Fund is available at www.iShares.com.

Barclays Global Fund Advisors (“BGFA”) is the investment adviser to the Fund. Shares of the Fund are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, The NASDAQ Stock Market LLC and NYSE Arca, Inc. (“NYSE Arca”). The market price for a share of the Fund may be different from the Fund’s most recent NAV per share. The Fund has its own CUSIP number and exchange trading symbol.

The Fund is an exchange traded fund (commonly referred to as an “ETF”). ETFs are funds that trade like other publicly traded securities and are designed to track an index. Similar to shares of an index mutual fund, each share of the Fund represents a partial ownership in an underlying portfolio of securities intended to track a market index. Unlike shares of a mutual fund, which can be bought and redeemed from the issuing fund by all shareholders at a price based on NAV, only Authorized Participants may purchase or redeem shares directly from the Fund at NAV. Also unlike shares of a mutual fund, shares of the Fund are listed on a national securities exchange and trade in the secondary market at market prices that change throughout the day.

The Fund invests in a particular segment of the securities markets and seeks to track the performance of a securities index that generally is not representative of the market as a whole. The Fund is designed to be used as part of broader asset allocation strategies. Accordingly, an investment in the Fund should not constitute a complete investment program.

An investment in the Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, BGFA or any of its affiliates.

Description of the Fund

Cusip: 464286400
Trading Symbol: EWZ
Underlying Index: MSCI Brazil Index

Investment Objective
The Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil Index (the “Underlying Index”). The Fund’s investment objective and its Underlying Index may not be changed without shareholder approval.

The Underlying Index is sponsored by an organization (the “Index Provider”) that is independent of the Fund and BGFA. The Index Provider determines the relative weightings of the securities in the Underlying Index and publishes information regarding the market value of the Underlying Index. The Fund’s Index Provider is MSCI Inc. (“MSCI”). Additional information regarding the Index Provider is provided in the Index Provider section of this Prospectus.

Principal Investment Strategies

The Underlying Index consists of stocks traded primarily on the Bolsa de Valores de São Paulo. As of September 30, 2007, the Underlying Index’s three largest industries were materials, energy and banks.

1

BGFA uses a “passive” or indexing approach to try to achieve the Fund’s investment objective. Unlike many investment companies, the Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued.

Indexing eliminates the chance that the Fund may substantially outperform its Underlying Index but also may reduce some of the risks of active management, such as poor security selection. Indexing seeks to achieve lower costs and better after-tax performance by keeping portfolio turnover low in comparison to actively managed investment companies.

The Fund will generally invest at least 95% of its assets in securities of the Underlying Index and in American Depository Receipts (“ADRs”) based on securities of the Underlying Index. In order to provide the Fund additional flexibility to comply with the requirements of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”) and other regulatory requirements and to manage future corporate actions and index changes in the smaller markets the Fund, will at all times invest at least 80% of its assets in the securities of its Underlying Index and ADRs based on securities of its Underlying Index, and at least 90% of its assets in the securities of its Underlying Index or in securities included in the relevant market but not in its Underlying Index or in ADRs based on the securities in its Underlying Index. Fund also may invest its other assets in futures contracts, options on futures contracts, other types of options and swaps related to its Underlying Index as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates.

BGFA uses a representative sampling indexing strategy to manage the Fund as described below.

Representative Sampling

“Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the Underlying Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Underlying Index. The Fund may or may not hold all of the securities that are included in the Underlying Index.

Correlation

An index is a theoretical financial calculation while the Fund is an actual investment portfolio. The performance of the Fund and its Underlying Index may vary somewhat due to transaction costs, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Fund’s portfolio and the Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the Underlying Index) or representative sampling.

BGFA expects that, over time, the correlation between the Fund’s performance and that of its Underlying Index, before fees and expenses, will be 95% or better. A correlation percentage of 100% would indicate perfect correlation. The difference between 100% correlation and the Fund’s actual correlation with its Underlying Index is called “tracking error.” The Fund’s use of a representative sampling indexing strategy can be expected to result in greater tracking error than if the Fund used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

The Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the Fund will concentrate to approximately the same extent that its Underlying Index concentrates in the stocks of such particular industry or group of industries.

2

Principal Risks

The Fund may be subject to the principal risks noted below. Some or all of these risks may adversely affect the Fund’s NAV, trading price, yield, total return and/or its ability to meet its investment objective.

Asset Class Risk

The securities in the Underlying Index or the Fund’s portfolio may underperform the returns of other securities or indexes that track other industries, groups of industries, markets, asset classes or sectors. Various types of securities or indexes tend to experience cycles of outperformance and underperformance in comparison to the general securities markets.

Central and South American Economic Risks

The Brazilian economy may be significantly affected by the economies of other Central and South American countries. High interest, inflation and unemployment rates characterize the economies in some Central and South American countries. Currency devaluations in any Central and South American country can have a significant effect on the entire region. Because commodities such as oil and gas, minerals and metals represent a significant percentage of the region’s exports, the economies of Central and South American countries are particularly sensitive to fluctuations in commodity prices. As a result, the economies in many Central and South American countries can experience significant volatility.

Concentration Risk

To the extent that its Underlying Index or portfolio is concentrated in the securities of companies in a particular market, industry, group of industries, sector or asset class, the Fund may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class. An investment in the Fund should not constitute a complete investment program.

Currency Risk

Because the Fund’s NAV is determined on the basis of the U.S. dollar, you may lose money if you invest in the Fund if the currency of a foreign market depreciates against the U.S. dollar, even if the local currency value of the Fund’s holdings in that market increases.

Custody Risk

Custody risk refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standards of care of the local markets. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Emerging Markets Risk

General. Investments in emerging markets are subject to a greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, greater risk of market shutdown and more governmental limitations on foreign investment policy than typically found in developed markets.

Economic Risk. Economic instability in Brazil may arise if it is heavily dependent upon commodity prices and international trade. Brazil may also suffer from debt burdens and high inflation rates. Brazil, like some emerging market countries, may experience currency devaluations and economic recessions causing a negative effect on its economy and securities market.

3

Political and Social Risk. Disparities of wealth, the pace and success of democratization and capital market development and ethnic and religious and racial disaffection have led to social unrest, violence and labor unrest. Unanticipated political or social developments may result in sudden and significant investment losses.

Foreign Securities Risks

Investments in the securities of non-U.S. issuers are subject to all the risks of investing in the markets of such issuers, including market fluctuations caused by factors such as economic and political developments, changes in interest rates and abrupt changes in stock prices. As a result of investing in foreign securities, the Fund may be subject to the risks listed below. These risks may decrease the value of your investment:

•	Less liquid and less efficient securities markets;

•	Greater securities price volatility;

•	Exchange rate fluctuations and exchange controls;

•	Less publicly available information about issuers;

•	Imposition of withholding or other taxes;

•	Imposition of restrictions on the expatriation of funds or other assets of the Fund;

•	Higher transaction and custody costs and delays in attendant settlement procedures;

•	Difficulties in enforcing contractual obligations;

•	Lower levels of regulation of the securities markets;

•	Different accounting, disclosure and reporting requirements;

•	Substantial government involvement in the economy;

•	Higher rates of inflation; and

•	Greater social, economic and political uncertainty, the risk of nationalization or expropriation of assets and risk of war.

Issuer Risk

The performance of the Fund depends on the performance of individual companies in which the Fund invests. An issuer may perform poorly, causing the value of its securities to decline. Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors. Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends which would also cause their stock prices to decline.

Legal Enforcement of Shareholder Rights Risk

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and stockholders’ rights in markets in which the Fund invests may not be as extensive as those that apply in the U.S. The Fund may therefore have more difficulty asserting its rights as a stockholder of a non-U.S. company in which it invests than it would as a stockholder of a comparable U.S. company.

4

Management Risk

The Fund may be subject to management risk because the Fund does not fully replicate its Underlying Index and may hold securities that are not included in its Underlying Index. Management risk is the risk that BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The Fund is managed in a manner that seeks to track the Fund’s Underlying Index and is therefore subject to passive investments risk.

Market Risk

The Fund’s NAV will react to securities market movements. You could lose money over short periods due to fluctutation in the Fund’s NAV in response to short-term market movements and over longer periods during market downturns. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the markets. The value of a security may decline due to general market conditions, economic trends or events that are not specifically related to a company or to factors that affect a particular industry or industries. During a general economic downturn in the securities markets, multiple asset classes may be negatively affected.

Market Trading Risks

Absence of Active Market

Although shares of the Fund are listed for trading on a national securities exchange, there can be no assurance that an active trading market for such shares will develop or be maintained.

Lack of Market Liquidity

Secondary market trading in Fund shares may be halted by a national securities exchange because of market conditions or for other reasons. In addition, trading in Fund shares is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules. There can be no assurance that the requirements necessary to maintain the listing of the shares of the Fund will continue to be met or will remain unchanged.

Shares of The Fund May Trade at Prices Other Than NAV

Shares of the Fund trade on exchanges at prices at, above or below their most recent NAV. The per share NAV of the Fund is calculated at the end of each business day and fluctuates with changes in the market value of the Fund’s holdings since the most recent calculation. The trading prices of the Fund’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than NAV. The trading prices of the Fund’s shares may deviate significantly from NAV during periods of market volatility. ANY OF THESE FACTORS MAY LEAD TO THE FUND’S SHARES TRADING AT A PREMIUM OR DISCOUNT TO NAV. However, because shares can be created and redeemed in Creation Units at NAV (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their NAVs), BGFA believes that large discounts or premiums to the NAV of the Fund are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that the Fund’s shares normally will trade on exchanges at prices close to the Fund’s next calculated NAV, exchange prices are not expected to correlate exactly with the Fund’s NAV due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from NAV. If a shareholder purchases at a time when the market price is at a premium to the NAV or sells at a time when the market price is at a discount to the NAV, then the shareholder may sustain losses.

Costs of Buying or Selling Fund Shares

Buying or selling Fund shares involves two types of costs that apply to all securities transactions. When buying or selling shares of the Fund through a broker, you will incur a brokerage commission or other charges imposed by brokers as determined by that broker. In addition, you will also incur the cost of the “spread” – that is, the difference between what professional investors are willing to pay for Fund shares (the “bid” price) and the price at which they are willing to sell Fund shares (the “ask” price). Because of the costs inherent in buying or selling Fund shares, frequent trading may detract significantly from investment results and an investment in Fund shares may not be advisable for investors who anticipate regularly making small investments.

5

Non-Diversification Risk

The Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the Fund may be more susceptible to the risks associated with these particular companies or to a single economic, political or regulatory occurrence affecting these companies.

Passive Investments Risk

The Fund is not actively managed. The Fund may be affected by a general decline in the U.S. or foreign market segments relating to its Underlying Index. The Fund invests in securities included in, or representative of, its Underlying Index regardless of their investment merit. BGFA does not attempt to take defensive positions in declining markets.

Risks of Privatization Results

The Brazilian government recently began a program of privatization, notably in the telecommunications and energy sectors. Many investors suffered losses in the face of adverse regulatory decisions and especially the sharp depreciation of the Brazilian real. There is no assurance that similar losses will not recur.

Secondary Market Trading Risk

Shares of the Fund may trade in the secondary market on days when the Fund does not accept orders to purchase or redeem shares. On such days, shares may trade in the secondary market with more significant premiums or discounts than might be experienced on days when the Fund accepts purchase and redemption orders.

Structural Risks

The Brazilian market may be subject to a high degree of price volatility which could adversely affect investments in the Fund:

•	Currency Risk. Brazil has experienced substantial economic instability resulting from periods of very high inflation and significant devaluations of the Brazilian real.

•
Large Government Debt Risk. Brazil continues to suffer from chronic structural public sector deficits. Brazil’s outstanding government debt has in recent times been as high as 51% of gross domestic product. Total foreign debt is still large in relation to Brazil’s export base.

Tracking Error Risk

Imperfect correlation between the Fund’s securities and those in its Underlying Index, rounding of prices, changes to the Underlying Index and regulatory requirements may cause the Fund’s performance to diverge from the performance of its Underlying Index. This is called “tracking error.” Tracking error also may result because the Fund incurs fees and expenses while its Underlying Index does not incur such expenses.

6

Trading Risk

While the creation/redemption feature of the Fund is designed to make it likely that shares of the Fund will trade close to their NAV, disruptions to creations and redemptions may result in trading prices that differ significantly from NAV.

Valuation Risk

Because foreign exchanges may be open on days when the Fund does not price its shares, the value of the securities in the Fund’s portfolio may change on days when shareholders will not be able to purchase or sell the Fund’s shares.

Portfolio Holdings Information

A description of the Company’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information (“SAI”). The top holdings of the Fund can be found at www.iShares.com. Fund fact sheets provide information regarding the Fund’s top holdings and may be requested by calling 1-800-iShares (1-800-474-2737).

7

Performance Information

The bar chart and table that follow show how the Fund has performed on a calendar year basis and provide an indication of the risks of investing in the Fund. Both assume that all dividends and distributions have been reinvested in the Fund. Past performance (before and after taxes) does not necessarily indicate how it will perform in the future results. Supplemental information about the Fund’s performance is shown under the heading Total Return Information in the Supplemental Information section at the end of this Prospectus.

iShares MSCI Brazil Index Fund
Year by Year Returns1 (Years Ended December 31)

1 The Fund’s total return for the nine months ended September 30, 2007 was 57.91%.

The best calendar quarter return during the periods shown above was 40.50% in the 4th quarter of 2002; the worst was
-40.27% in the 3rd quarter of 2002.

8

Average Annual Total Returns
(for the periods ended December 31, 2006)

	One Year	Five Years	Ten Years	Since Fund Inception
iShares MSCI Brazil Index Fund:
(Inception Date: 7/10/2000)
Return Before Taxes	44.28%	32.63%	N/A	16.75%
Return After Taxes on Distributions(1)	43.55%	32.12%	N/A	16.02%
Return After Taxes on Distributions and Sale of Fund Shares(1)	29.06%	29.16%	N/A	14.43%
MSCI Brazil Index (Index returns do not reflect deductions for fees, expenses or taxes)	45.30%	35.10%	N/A	19.29%

(1)
After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state, local or foreign taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to tax-exempt investors or investors who hold shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (“IRAs”). Fund returns after taxes on distributions and sale of Fund shares are calculated assuming that an investor has sufficient capital gains of the same character from other investments to offset any capital losses from the sale of Fund shares. As a result, Fund returns after taxes on distributions and sale of Fund shares may exceed Fund returns before taxes and/or returns after taxes on distributions.

9

Fees and Expenses
The following table describes the fees and expenses that you will incur if you own shares of the Fund. You will also incur usual and customary brokerage commissions when buying or selling shares of the Fund:

Annual Fund Operating Expenses[2]
Total
		Distribution		Annual Fund
Shareholder	Management	and Service (12b-1)	Other	Operating
Fees[1]	Fees	Fees	Expenses[3]	Expenses
None	0.68%	None	None	0.68%

1	Fees paid directly from your investment.
2	Expenses that are deducted from the Fund’s assets, expressed as a percentage of average net assets.
3
The Company’s Investment Advisory Agreement provides that BGFA will pay all operating expenses of the Fund, except interest expense and taxes (both expected to be de minimis), any brokerage expenses, future distribution fees or expenses, and extraordinary expenses.

Example

This example is intended to help you compare the cost of owning shares of the Fund with the cost of investing in other funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1 Year	3 Years	5 Years	10 Years
$69	$218	$379	$847

Management

Investment Adviser

As investment adviser, BGFA has overall responsibility for the general management and administration of the Company. BGFA provides an investment program for the Fund and manages the investment of the Fund’s assets. In seeking to achieve the Fund’s investment objective, BGFA uses teams of portfolio managers, investment strategists and other investment specialists. This team approach brings together many disciplines and leverages BGFA’s extensive resources. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the Fund to operate.

Pursuant to the Investment Advisory Agreement between BGFA and the Company, on behalf of the Fund, BGFA is responsible for substantially all expenses of the Company including the cost of transfer agency, custody, fund administration, legal, audit and other services except interest expense and taxes, brokerage expenses, distribution fees or expenses and extraordinary expenses.

For its investment advisory services to the iShares MSCI Brazil Index Fund, as well as the iShares MSCI Chile Index Fund, iShares MSCI South Africa Index Fund, iShares MSCI South Korea Index Fund and iShares MSCI Taiwan Index Fund (the iShares MSCI Chile Index Fund, iShares MSCI South Africa Index Fund, iShares MSCI South Korea Index Fund and the iShares MSCI Taiwan Index Fund are offered in separate prospectuses), BGFA is paid advisory fees equal to each of these funds’ allocable portion of: 0.74% per year of the aggregate net assets of these funds less than or equal to $2 billion, plus 0.69% per year of the aggregate net assets of these funds between $2 billion and $4 billion, plus 0.64% per year of the aggregate net assets of these funds greater than $4 billion.

10

For the fiscal year ended August 31, 2007, BGFA received management fees from the Fund based on the Fund’s allocable portion of aggregate average daily net assets, at the annual rate of 0.68%.

BGFA is located at 45 Fremont Street, San Francisco, CA 94105. It is a wholly-owned subsidiary of BGI, which in turn is a majority-owned subsidiary of Barclays Bank PLC. As of September 30, 2007, BGI and its affiliates, including BGFA, provided investment advisory services for assets in excess of $2.0 trillion. BGI, BGFA, Barclays Global Investors Services, Barclays Bank PLC and their affiliates deal, trade and invest for their own accounts in the types of securities in which the Fund may also invests.

A discussion regarding the basis for the Board of Directors’ approval of the Investment Advisory Agreement with BGFA will be available in the Fund’s annual report for the period ending August 31.

Portfolio Managers

Greg Savage and Diane Hsiung (the “Portfolio Managers”) are primarily responsible for the day-to-day management of the Fund. Each Portfolio Manager is responsible for various functions related to portfolio management including, but not limited to, investing cash inflows, coordinating with members of his or her team to focus on certain asset classes, implementing investment strategy researching and reviewing investment strategy and overseeing members of his or her portfolio management team with more limited responsibilities.

Greg Savage is an employee of BGFA and BGI and, together with the other Portfolio Manager, is primarily responsible for the day-to-day management of the Fund. Mr. Savage has been a senior portfolio manager for BGFA and BGI since 2006 and a portfolio manager for BGFA and BGI from 2001 to 2006.

Diane Hsiung is an employee of BGFA and BGI and, together with the other Portfolio Manager, is primarily responsible for the day-to-day management of the Fund. Ms. Hsiung has been a senior portfolio manager for BGFA and BGI since 2007 and a portfolio manager for BGFA and BGI from 2002 to 2006.

The Fund’s SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership (if any) of shares in the Fund.

Administrator, Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”) is the administrator, custodian and transfer agent for the Fund.

Shareholder Information

Additional shareholder information, including how to buy and sell shares of the Fund, is available free of charge by calling toll-free: 1-800-iShares (1-800-474-2737) or visiting our website at www.iShares.com.

Buying and Selling Shares

Shares of the Fund trade on a national securities exchange during the trading day. Shares can be bought and sold throughout the trading day like shares of other publicly traded companies. The Company does not impose any minimum investment for shares of the Fund purchased on an exchange. Buying or selling Fund shares involves two types of costs that apply to all securities transactions. When buying or selling shares of the Fund through a broker, you will incur a brokerage commission or other charges determined by your broker. In addition, you will also incur the cost of the “spread” - that is, the difference between the bid price and the ask price. The commission is frequently a fixed amount and may be a significant proportional cost for investors seeking to buy or sell small amounts of shares. The spread varies over time for shares of the Fund based on its trading volume and market liquidity, and is generally lower if the Fund has a lot of trading volume and market liquidity and higher if the Fund has little trading volume and market liquidity.

11

The Fund’s shares trade under the trading symbol listed for the Fund in the Description of the Fund section of this Prospectus.

Shares of the Fund may be acquired or redeemed directly from the Fund only in Creation Units or multiples thereof, as discussed in the Creations and Redemptions section of this Prospectus. Once created, shares of the Fund generally trade in the secondary market in amounts less than a Creation Unit.

The Company’s Board of Directors has adopted a policy of not monitoring for frequent purchases and redemptions of Fund shares (“frequent trading”) that appear to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Fund’s portfolio securities after the close of the primary markets for the Fund’s portfolio securities and the reflection of that change in the Fund’s NAV (“market timing”), because the Fund sells and redeems its shares directly through transactions that are in-kind and/or for cash with a deadline for placing cash-related transactions no later than the close of the primary markets for the Fund’s portfolio securities. The Board of Directors has not adopted a policy of monitoring for other frequent trading activity because shares of the Fund are listed and traded on national securities exchanges.

The national securities exchange on which the Fund’s shares are listed is open for trading Monday through Friday and is closed on weekends and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund’s primary listing exchange is NYSE Arca.

Section 12(d)(1) of the Investment Company Act of 1940, as amended, restricts investments by registered investment companies in the securities of other investment companies. Registered investment companies are permitted to invest in the Fund beyond the limits set forth in Section 12(d)(1), subject to certain terms and conditions set forth in an SEC exemptive order issued to the Company, including that such investment companies enter into an agreement with the Company.

Book Entry

Shares of the Fund are held in book-entry form, which means that no stock certificates are issued. The Depository Trust Company (“DTC”) or its nominee is the record owner of all outstanding shares of the Fund and is recognized as the owner of all shares for all purposes.

Investors owning shares of the Fund are beneficial owners as shown on the records of DTC or its participants. DTC serves as the securities depository for all shares of the Fund. Participants include DTC, securities brokers and dealers, banks, trust companies, clearing corporations and other institutions that directly or indirectly maintain a custodial relationship with DTC. As a beneficial owner of shares, you are not entitled to receive physical delivery of stock certificates or to have shares registered in your name, and you are not considered a registered owner of shares. Therefore, to exercise any right as an owner of shares, you must rely upon the procedures of DTC and its participants. These procedures are the same as those that apply to any other securities that you hold in book-entry or “street name” form.

Share Prices

The trading prices of the Fund’s shares in the secondary market generally differ from the Fund’s daily NAV per share and are affected by market forces such as supply and demand, economic conditions and other factors. Information regarding the intraday value of shares of the Fund, also known as the “indicative optimized portfolio value” (“IOPV”), is disseminated every 15 seconds throughout the trading day by the national securities exchange on which the Fund is listed or by market data vendors or other information providers. The IOPV is based on the current market value of the securities and cash required to be deposited in exchange for a Creation Unit. The IOPV does not necessarily reflect the precise composition of the current portfolio of securities held by the Fund at a particular point in time nor the best possible valuation of the current portfolio. Therefore, the IOPV should not be viewed as a “real-time” update of the NAV, which is computed only once a day. The IOPV is generally determined by using both current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the Fund. The quotations of certain Fund holdings may not be updated during U.S. trading hours if such holdings do not trade in the U.S. The Fund is not involved in, or responsible for, the calculation or dissemination of the IOPV and makes no representation or warranty as to its accuracy.

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Determination of Net Asset Value

The NAV for the Fund is generally determined once daily Monday through Friday generally as of the regularly scheduled close of business of the New York Stock Exchange (“NYSE”) (normally 4:00 p.m., Eastern time) on each day that the NYSE is open for trading, based on prices at the time of closing, provided that (a) any assets or liabilities denominated in currencies other than the U.S. dollar shall be translated into U.S. dollars at the prevailing market rates on the date of valuation as quoted by one or more major banks or dealers that makes a two-way market in such currencies (or a data service provider based on quotations received from such banks or dealers); and (b) U.S. fixed-income assets may be valued as of the announced closing time for trading in fixed-income instruments on any day that the Securities Industry and Financial Markets Association announces an early closing time. The NAV of the Fund is calculated by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by the total number of outstanding shares of the Fund, generally rounded to the nearest cent.

In calculating the Fund’s NAV, the Fund’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer), or (iii) based on amortized cost. In the case of shares of funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation.

In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Directors. The frequency with which the Fund’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Fund invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933, as amended (the “1933 Act”)); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Fund’s NAV is computed and that may materially affect the value of the Fund’s investments). Examples of events that may be significant events are government actions, natural disasters, armed conflict, acts of terrorism and significant market fluctuations.

Valuing the Fund’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations. Use of fair value prices and certain current market valuations could result in a difference between the prices used to calculate the Fund’s NAV and the prices used by the Fund’s Underlying Index, which, in turn, could result in a difference between the Fund’s performance and the performance of the Fund’s Underlying Index.

Because foreign markets may be open on different days than the days during which a shareholder may purchase the Fund’s shares, the value of the Fund’s investments may change on days when shareholders are not able to purchase the Fund’s shares.

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The value of assets denominated in foreign currencies is converted into U.S. dollars using exchange rates deemed appropriate by BGFA as investment adviser. Any use of a different rate from the rates used by MSCI may adversely affect a Fund’s ability to track its Underlying Index.

Dividends and Distributions

General Policies. Dividends from net investment income, if any, are declared and paid at least annually by the Fund. The Fund generally distributes its net capital gains, if any, to shareholders annually. The Fund also reserves the right to declare special distributions if, in its reasonable discretion, such action is necessary or advisable to preserve its status as a regulated investment company (“RIC”) or to avoid imposition of income or excise taxes on undistributed income.

Dividends and other distributions on shares are distributed on a pro rata basis to beneficial owners of such shares. Dividend payments are made through DTC participants to beneficial owners then of record with proceeds received from the Fund.

Dividend Reinvestment Service. No dividend reinvestment service is provided by the Company. Broker-dealers may make available the DTC book-entry Dividend Reinvestment Service for use by beneficial owners of the Fund for reinvestment of their dividend distributions. Beneficial owners should contact their broker to determine the availability and costs of the service and the details of participation therein. Brokers may require beneficial owners to adhere to specific procedures and timetables. If this service is available and used, dividend distributions of both income and realized gains will be automatically reinvested in additional whole shares of the Fund purchased in the secondary market.

Taxes

As with any investment, you should consider how your investment in shares of the Fund will be taxed. The tax information in this Prospectus is provided as general information. You should consult your own tax professional about the tax consequences of an investment in shares of the Fund.

Unless your investment in shares is made through a tax-exempt entity or tax-deferred retirement account, such as an IRA, you need to be aware of the possible tax consequences when the Fund makes distributions or you sell Fund shares.

Taxes on Distributions

Distributions from the Fund’s net investment income (other than qualified dividend income), including distributions out of the Fund’s net short-term capital gains, if any, and distributions of income from securities lending, are taxable to you as ordinary income. Distributions by the Fund of net long-term capital gains in excess of net short-term capital losses (capital gain dividends) are taxable to you as long-term capital gains, regardless of how long you have held the Fund’s shares. Distributions by the Fund that qualify as qualified dividend income are taxable to you at long-term capital gain rates.

Dividends will be qualified dividend income to you if they are attributable to qualified dividend income received by the Fund which, in general, includes dividend income from taxable U.S. corporations and qualified foreign corporations, provided that the Fund satisfies certain holding period requirements in respect of the stock of such corporations and has not hedged its position in the stock in certain ways. For this purpose, a qualified foreign corporation means any foreign corporation (1) that is incorporated in a possession of the United States, (2) that is eligible for benefits under a comprehensive income tax treaty with the United States which includes an exchange of information program, or (3) if the stock with respect to which the dividend was paid is readily tradable on an established United States security market. The term excludes a corporation that is a passive foreign investment company. Under current Internal Revenue Service (“IRS”) guidance, the United States has such comprehensive income tax treaties with the following countries: Australia, Austria, Bangladesh, Barbados, Belgium, Canada, China, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Kazakhstan, Korea, Latvia, Lithuania, Luxembourg, Mexico, Morocco, Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Slovak Republic, Slovenia, South Africa, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Kingdom and Venezuela.

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Dividends received by the Fund from a real estate investment trust (“REIT”) or another RIC generally are qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such REIT or RIC. It is expected that dividends received by the Fund from a REIT and distributed to a shareholder generally will be taxable to the shareholder as ordinary income.

Under current law, the taxation of qualified dividend income at long-term capital gain rates will no longer apply for taxable years beginning after December 31, 2010.

A dividend will not be treated as qualified dividend income if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend or in the case of certain preferred stock 91 days during the 181-day period beginning 90 days before such date. In general, your distributions are subject to U.S. federal income tax for the year when they are paid. Certain distributions paid in January, however, may be treated as paid on December 31 of the prior year.

If the Fund’s distributions exceed current and accumulated earnings and profits, all or a portion of the distributions made in the taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable but will reduce the shareholder’s cost basis and result in a higher capital gain or lower capital loss when those shares on which the distribution was received are sold.

If you are neither a resident nor a citizen of the United States or if you are a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies, provided, however, that withholding tax will generally not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of long-term capital gains or upon the sale of other disposition of shares of the Fund. In addition, for taxable years of the Fund beginning on or before December 31, 2007, U.S.-source interest-related dividends and short-term capital gain dividends may not be subject to such U.S. withholding tax. In order for a distribution to qualify as an interest-related dividend or a short-term capital gain dividend, the Fund must designate it as such in writing to shareholders; depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Dividends and interest received by the Fund with respect to foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Since more than 50% of the total assets of the Fund will almost certainly consist of foreign stocks or securities, the Fund will “pass through” to you certain foreign income taxes (including withholding taxes) paid by the Fund. This means that you will be considered to have received as an additional dividend your share of such foreign taxes, but you may be entitled to either a corresponding tax deduction in calculating your taxable income, or, subject to certain limitations, a credit in calculating your U.S. federal income tax.

If you are a resident or a citizen of the United States, by law, back-up withholding will apply to your distributions and proceeds if you have not provided a taxpayer identification number or social security number and made other required certifications.

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Taxes When Shares are Sold

Currently, any capital gain or loss realized upon a sale of shares is generally treated as a long-term gain or loss if shares have been held for more than one year. Any capital gain or loss realized upon a sale of shares held for one year or less is generally treated as short-term gain or loss, except that any capital loss on the sale of shares held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to such shares.

The foregoing discussion summarizes some of the consequences under current U.S. federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. You may also be subject to state and local taxation on Fund distributions and sales of shares. Consult your personal tax adviser about the potential tax consequences of an investment in shares of the Fund under all applicable tax laws.

Creations and Redemptions

The shares that trade in the secondary market are “created” at NAV by market makers, large investors and institutions only in block-size Creation Units of 50,000 shares or multiples thereof. Each “creator” or “Authorized Participant” enters into an authorized participant agreement with the Fund’s distributor, SEI Investments Distribution Co. (the “Distributor”). A creation transaction, which is subject to acceptance by the transfer agent, takes place when an Authorized Participant deposits into the Fund a portfolio of securities approximating the holdings of the Fund and a specified amount of cash in exchange for a specified number of Creation Units. To the extent practicable, the composition of such portfolio generally corresponds pro rata to the holdings of the Fund.

Similarly, shares can be redeemed only in Creation Units, generally in-kind for a portfolio of securities held by the Fund and a specified amount of cash. Except when aggregated in Creation Units, shares are not redeemable by the Fund. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the authorized participant agreement.

The Fund intends to comply with the federal securities laws in accepting securities for deposits and satisfying redemptions with redemption securities, including that the securities accepted for deposits and the securities used to satisfy redemption requests will be sold in transactions that would be exempt from registration under the 1933 Act. Further, an Authorized Participant that is not a “qualified institutional buyer,” as such term is defined under Rule 144A of the 1933 Act, will not be able to receive Fund securities that are restricted securities eligible for resale under Rule 144A.

Creations and redemptions must be made through a firm that is either a member of the Continuous Net Settlement System of the National Securities Clearing Corporation or a DTC participant and has executed an agreement with the Distributor with respect to creations and redemptions of Creation Unit aggregations. Information about the procedures regarding creation and redemption of Creation Units (including the cut-off times for receipt of creation and redemption orders) is included in the SAI.

Because new shares may be created and issued on an ongoing basis, at any point during the life of the Fund a “distribution,” as such term is used in the 1933 Act, may be occurring. Broker-dealers and other persons are cautioned that some activities on their part may, depending on the circumstances, result in their being deemed participants in a distribution in a manner that could render them statutory underwriters and subject to the prospectus delivery and liability provisions of the 1933 Act. Any determination of whether one is an underwriter must take into account all the relevant facts and circumstances of each particular case.

Broker-dealers should also note that dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the 1933 Act. For delivery of prospectuses to exchange members, the prospectus delivery mechanism of Rule 153 under the 1933 Act is available only with respect to transactions on a national securities exchange.

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Transaction Fees

The Fund will impose a creation transaction fee and a redemption transaction fee to offset transfer and other transaction costs associated with the issuance and redemption of Creation Units. Purchasers and redeemers of Creation Units for cash are required to pay an additional variable charge to compensate for brokerage and market impact expenses. The creation and redemption transaction fees for creations and redemptions in-kind for the Fund are discussed below. The standard creation transaction fee is charged to each purchaser on the day such purchaser creates a Creation Unit. The fee is a single charge and will be the amount indicated below regardless of the number of Creation Units purchased by an investor on the same day. BGFA may, from time to time, at its own expense, compensate purchasers of Creation Units who have purchased substantial amounts of Creation Units and other financial institutions for administrative or marketing services. Similarly, the standard redemption transaction fee will be the amount indicated regardless of the number of Creation Units redeemed that day. The standard creation and redemption transaction fees for creations and redemptions through DTC for cash (when cash creations and redemptions are available or specified) will also be subject to an additional variable charge up to the maximum amount shown below under “Maximum Additional Variable Charge for Cash Purchases/ Redemptions.” In addition, purchasers of shares in Creation Units are responsible for payment of the costs of transferring securities to the Fund. Redeemers of shares in Creation Units are responsible for the costs of transferring securities from the Fund. Investors who use the services of a broker or other such intermediary may pay fees for such services. The following table also shows, as of September 30, 2007, the approximate value of one Creation Unit, including the standard creation and redemption transaction fee:

Fund	Approximate Value of Creation Unit	Fee for In-kind and Cash Purchases and Creation Unit Redemptions	Maximum Additional Variable Charge for Cash Purchases*	Maximum Additional Variable Charge for Cash Redemptions*	Number of Shares Per Creation Unit
iShares MSCI Brazil Index Fund	$3,700,500	$2,400	**	***	50,000

*	As a percentage of amount invested.

**	The maximum additional variable charge for cash purchases will be a percentage of the value of the Deposit Securities, which will not exceed 3.00%.

***	The maximum additional variable charge for cash redemptions will be a percentage of the value of the Deposit Securities, which will not exceed 2.00%.

Householding

Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Please contact your broker-dealer if you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, or if you are currently enrolled in householding and wish to change your householding status.

Distribution

The Distributor distributes Creation Units for the Fund on an agency basis. The Distributor does not maintain a secondary market in shares of the Fund. The Distributor has no role in determining the policies of the Fund or the securities that are purchased or sold by the Fund. The Distributor’s principal address is One Freedom Valley Drive, Oaks, PA 19456.

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Financial Highlights

The financial highlights table is intended to help investors understand the Fund’s financial performance for the past five years. Certain information reflects financial results for a single share of the Fund. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report is included, along with the Fund’s financial statements, in the Fund’s Annual Report (available upon request).

Financial Highlights
(For a share outstanding throughout each period)

	iShares MSCI Brazil Index Fund
	Year ended Aug. 31, 2007	Year ended Aug. 31, 2006	Year ended Aug. 31, 2005	Year ended Aug. 31, 2004	Year ended Aug. 31, 2003
Net asset value, beginning of year	$39.09	$28.18	$16.96	$12.19	$8.30
Income from investment operations:
Net investment income[a]	1.09	1.00	0.89	0.55	0.32
Net realized and unrealized gain[b]	22.35	10.49	10.79	4.49	3.68
Total from investment operations	23.44	11.49	11.68	5.04	4.00
Less distributions from:
Net investment income	(0.94)	(0.58)	(0.46)	(0.27)	(0.11)
Total distributions	(0.94)	(0.58)	(0.46)	(0.27)	(0.11)
Net asset value, end of year	$61.59	$39.09	$28.18	$16.96	$12.19
Total return	60.82%	41.13%	69.72%	41.42%	48.85%
Ratios/Supplemental data:
Net assets, end of year (000s)	$4,434,334	$2,468,295	$552,285	$209,504	$103,035
Ratio of expenses to average net assets	0.69%	0.70%	0.74%	0.96%	0.99%
Ratio of expenses to average net assets exclusive of foreign taxes	0.68%	n/a	n/a	n/a	n/a
Ratio of net investment income to average net assets	2.17%	2.65%	3.94%	3.59%	3.59%
Portfolio turnover rate[c]	22%	15%	48%	106%	85%

[a]	Based on average shares outstanding throughout each period.
[b]	The amounts reported may not accord with the change in aggregate gains and losses in securities due to the timing of capital share transactions.
c
Portfolio turnover rates include portfolio transactions that are executed as a result of the Fund processing capital share transactions in Creation Units solely for cash in U.S. dollars. Excluding such transactions, the portfolio turnover rate for the years ended August 31, 2007, August 31, 2006 and August 31, 2005 would have been 6%, 13%, and 9%, respectively.

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Index Provider

MSCI is a leading provider of global indexes and benchmark-related products and services to investors worldwide. Morgan Stanley, a global financial services firm and a market leader in securities, asset management, and credit services, is the majority shareholder of MSCI and The Capital Group Companies, Inc., a global investment management group, is the minority shareholder. MSCI is not affiliated with the Company, BGI, BGFA, State Street, the Distributor or any of their respective affiliates.

BGI has entered into a license agreement with the Index Provider to use the Underlying Index. BGI is sub-licensing rights in the Underlying Index to the Company at no charge.

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Disclaimers

The Fund is not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the shares of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly, or the ability of the Underlying Index to track general stock market performance. MSCI’s only relationship to the Fund, BGI and BGFA is the licensing of certain trademarks and trade names of MSCI and of the Underlying Index, which is determined, composed and calculated by MSCI without regard to the Company, BGI, BGFA or the Fund. MSCI has no obligation to take the needs of the Company, BGI, BGFA or the owners of shares of the Fund into consideration in determining, composing or calculating the Underlying Index. MSCI is not responsible for, and has not participated in, the determination of the prices and amount of shares of the Fund, or the timing of the issuance or sale of such shares or in the determination or calculation of the equation by which shares of the Fund are to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Fund. MSCI does not guarantee the accuracy and/or the completeness of the Underlying Index or any data included therein and MSCI shall have no liability for any errors, omissions or interruptions therein.

MSCI makes no warranty, express or implied as to the results to be obtained by BGI, BGFA, owners of shares of the Fund or any other person or entity from the use of the Underlying Index or any data included therein. MSCI makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall MSCI, have any liability for any special, punitive, indirect or consequential damages (including lost profits) resulting from the use of the Underlying Index or any data included therein even if notified of the possibility of such damages.

Shares of the Fund are not sponsored, endorsed or promoted by NYSE Arca. NYSE Arca makes no representation or warranty, express or implied, to the owners of the shares of the Fund or any member of the public regarding the ability of the Fund to track the total return performance of the Underlying Index or the ability of the Underlying Index identified herein to track stock market performance. NYSE Arca is not responsible for, nor has it participated in, the determination of the compilation or the calculation of the Underlying Index, nor in the determination of the timing of, prices of or quantities of the shares of the Fund to be issued, nor in the determination or calculation of the equation by which the shares are redeemable. NYSE Arca has no obligation or liability to owners of the shares of the Fund in connection with the administration, marketing or trading of the shares of the Fund.

NYSE Arca does not guarantee the accuracy or the completeness of the Underlying Index or any data included therein. NYSE Arca makes no warranty, express or implied, as to results to be obtained by the Company, on behalf of the Fund as licensee, licensee’s customers and counterparties, owners of the shares or any other person or entity, from the use of the Underlying Index or any data included therein in connection with the rights licensed as described herein or for any other use.

NYSE Arca makes no express or implied warranties and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall NYSE Arca have any liability for any direct, indirect, special, punitive, consequential or any other damages (lost profits) even if notified of the possibility thereof.

BGFA does not guarantee the accuracy or the completeness of the Underlying Index or any data included therein and BGFA shall have no liability for any errors, omissions or interruptions therein.

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BGFA makes no warranty, express or implied, as to results to be obtained by the Fund, to the owners of the shares of the Fund or to any other person or entity, from the use of the Underlying Index or any data included therein. BGFA makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall BGFA have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

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Supplemental Information

I. Premium/Discount Information

The table that follows presents information about the differences between the daily market price on secondary markets for shares of the Fund and the Fund’s NAV. NAV is the price per share at which the Fund issues and redeems shares. It is calculated in accordance with the standard formula for valuing mutual fund shares. The price used to calculate market returns (“Market Price”) of the Fund generally is determined using the midpoint between the highest bid and the lowest offer on the national securities exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. The Fund’s Market Price may be at, above or below its NAV. The NAV of the Fund will fluctuate with changes in the market value of its portfolio holdings. The Market Price of the Fund will fluctuate in accordance with changes in its NAV, as well as market supply and demand.

Premiums or discounts are the differences (expressed as a percentage) between the NAV and Market Price of the Fund on a given day, generally at the time the NAV is calculated. A premium is the amount that the Fund is trading above the reported NAV, expressed as a percentage of the NAV. A discount is the amount that the Fund is trading below the reported NAV, expressed as a percentage of the NAV.

The following information shows the frequency of distributions of premiums and discounts for each Fund included in this Prospectus. The information shown for each Fund is for the calendar year of 2006 through September 30, 2007, the date of the most recent calendar quarter-end.

Each line in the table shows the number of trading days in which the Fund trades within the premium/ discount range indicated. The number of trading days in each premium/discount range is also shown as a percentage of the total number of trading days in the period covered by the table. All data presented here represents past performance, which cannot be used to predict future results.

Fund	Premium/Discount Range	Number of Days	Percentage of Total Days
iShares MSCI Brazil Index Fund	Greater than 2.0%	1	0.23%
	Greater than 1.5% and Less than 2.0%	3	0.68%
	Greater than 1.0% and Less than 1.5%	3	0.68%
	Greater than 0.5% and Less than 1.0%	36	8.22%
	Between 0.5% and -0.5%	354	80.84%
	Less than -0.5% and Greater than -1.0%	33	7.53%
	Less than -1.0% and Greater than -1.5%	3	0.68%
	Less than -1.5% and Greater than -2.0%	3	0.68%
	Less than -2.0% and Greater than -2.5%	1	0.23%
	Less than -2.5%	1	0.23%
		438	100.00%

II. Total Return Information

The table that follow presents information about the total return of the Fund’s Underlying Index and the total return of the Fund. The information presented for the Fund is as of its fiscal year ended August 31, 2007.

“Average Annual Total Returns” represent the average annual change in value of an investment over the periods indicated. “Cumulative Total Returns” represent the total change in value of an investment over the periods indicated.

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The Fund’s per share NAV is the value of one share of the Fund as calculated in accordance with the standard formula for valuing mutual fund shares. The NAV return is based on the NAV of the Fund and the market return is based on the market price per share of the Fund. The price used to calculate Market Price is determined by using the midpoint between the highest bid and the lowest offer on the national securities exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. Since shares of the Fund did not trade in the secondary market until several days after the Fund’s inception, for the period from inception to the first day of secondary market trading in shares of the Fund, the NAV of the Fund is used as a proxy for the secondary market trading price to calculate market returns. Market and NAV returns assume that dividends and capital gain distributions have been reinvested in the Fund at Market Price and NAV, respectively.

An index is a statistical composite that tracks a specified financial market or sector. Unlike the Fund, the Underlying Index does not actually hold a portfolio of securities and therefore does not incur the expenses incurred by the Fund. These expenses negatively impact the performance of the Fund. Also, market returns do not include brokerage commissions that may be payable on secondary market transactions. If brokerage commissions were included, market returns would be lower. The returns shown in the tables below do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption or sale of Fund shares. The investment return and principal value of shares of the Fund will vary with changes in market conditions. Shares of the Fund may be worth more or less than their original cost when they are redeemed or sold in the market. The Fund’s past performance is no guarantee of future results.

iShares MSCI Brazil Index Fund
Average Annual Total Returns
Year Ended 8/31/07			Five Years Ended 8/31/07			Inception to 8/31/07*
NAV	MARKET	INDEX	NAV	MARKET	INDEX	NAV	MARKET	INDEX
60.82%	58.64%	61.26%	51.98%	52.42%	54.03%	19.57%	19.45%	21.96%

Cumulative Total Returns
Year Ended 8/31/07			Five Years Ended 8/31/07			Inception to 8/31/07*
NAV	MARKET	INDEX	NAV	MARKET	INDEX	NAV	MARKET	INDEX
60.82%	58.64%	61.26%	710.96%	722.60%	766.98%	258.51%	255.95%	313.51%

*	Total returns for the period since inception are calculated from the inception date of the Fund (7/10/00). The first day of secondary market trading in shares of the Fund was 7/14/00.

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Copies of the Prospectus and SAI and other information can be found on our website at www.iShares.com. For more information about the Fund, you may request a copy of the SAI. The SAI provides detailed information about the Fund and is incorporated by reference into this Prospectus. This means that the SAI, for legal purposes, is a part of this Prospectus.

If you have any questions about the Company or shares of the Fund or you wish to obtain the SAI, Semi-Annual or Annual report free of charge, please:

Call:	1-800-iShares
(toll free)	1-800-474-2737
Monday through Friday
8:30 a.m. to 6:30 p.m. (Eastern Time)

E-mail:	iSharesETFs@barclaysglobal.com

Write:	c/o SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, PA 19456

Information about the Fund (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR Database on the SEC’s website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

No person is authorized to give any information or to make any representations about the Fund and its shares not contained in this Prospectus and you should not rely on any other information. Read and keep the Prospectus for future reference.

Investment Company Act File No.: 811-09729

For more information visit our website
or call 1-800-iShares (1-800-474-2737)
www.iShares.com
BGI-F-118-01008

ANNEX C

iShares®

iShares, Inc.
Supplement dated January 16, 2008
to the Prospectuses for all series
of iShares, Inc.

The information in this Supplement updates information in and should be read in conjunction with the “Dividends and Distributions” section of the prospectus for each of the iShares funds listed below.

Beginning in 2008 dividends from net investment income, if any, will be declared and paid semi-annually by the iShares funds listed below. Net capital gains, if any, will continue to be distributed annually by these funds.

iShares MSCI Australia Index Fund
iShares MSCI Austria Index Fund
iShares MSCI Belgium Index Fund
iShares MSCI Brazil Index Fund
iShares MSCI BRIC Index Fund
iShares MSCI Canada Index Fund
iShares MSCI Chile Index Fund
iShares MSCI Emerging Markets Index Fund
iShares MSCI EMU Index Fund
iShares MSCI France Index Fund
iShares MSCI Germany Index Fund
iShares MSCI Hong Kong Index Fund
iShares MSCI Italy Index Fund
iShares MSCI Japan Index Fund
iShares MSCI Japan Small Cap Index Fund
iShares MSCI Malaysia Index Fund
iShares MSCI Mexico Index Fund
iShares MSCI Netherlands Index Fund
iShares MSCI Pacific ex-Japan Index Fund
iShares MSCI Singapore Index Fund
iShares MSCI South Africa Index Fund
iShares MSCI South Korea Index Fund
iShares MSCI Spain Index Fund
iShares MSCI Sweden Index Fund
iShares MSCI Switzerland Index Fund
iShares MSCI Taiwan Index Fund
iShares MSCI United Kingdom Index Fund

If you have any additional questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of Barclays Global Investors, N.A.	BGI-A-700-01008

PLEASE RETAIN THIS SUPPLEMENT
FOR FUTURE REFERENCE

iShares®

iShares, Inc. (the “Company”) is a registered investment company that consists of more than 25 separate investment portfolios called funds. This Prospectus relates to the following fund (the “Fund”):

iShares MSCI Emerging Markets Index Fund

The Fund issues and redeems shares at their net asset value (“NAV”) only in blocks of 150,000 shares or multiples thereof (“Creation Units”). Only certain large institutional investors known as “Authorized Participants” may purchase or redeem Creation Units directly with the Fund at NAV. These transactions are usually in exchange for a basket of securities similar to the Fund’s portfolio and an amount of cash. Except when aggregated in Creation Units, shares of the Fund are not redeemable securities. Shareholders who are not Authorized Participants may not redeem shares directly from the Fund at NAV.

iShares® is a registered trademark of Barclays Global Investors, N.A. (“BGI”).

Prospectus dated January 1, 2008

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Introduction	1
Investment Objective	1
Principal Investment Strategies	1
Principal Risks	3
Portfolio Holdings Information	8
Performance Information	9
Fees and Expenses	10
Management	10
Shareholder Information	11
Distribution	17
Financial Highlights	18
Index Provider	19
Disclaimers	20
Supplemental Information	22

“MSCI Emerging Markets Index” is a servicemark of MSCI Inc. and is a mark that has been licensed for use for certain purposes by BGI.

i

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Introduction

This Prospectus contains important information about investing in the Fund. Please read this Prospectus carefully before you make any investment decisions. Additional information regarding the Fund is available at www.iShares.com.

Barclays Global Fund Advisors (“BGFA”) is the investment adviser to the Fund. Shares of the Fund are listed and trade at market prices on a national securities exchange such as the American Stock Exchange, the Chicago Board Options Exchange, The NASDAQ Stock Market LLC and NYSE Arca, Inc. (“NYSE Arca”). The market price for a share of the Fund may be different from the Fund’s most recent NAV per share. The Fund has its own CUSIP number and exchange trading symbol.

The Fund is an exchange traded fund (commonly referred to as an “ETF”). ETFs are funds that trade like other publicly traded securities and are designed to track an index. Similar to shares of an index mutual fund, each share of the Fund represents a partial ownership in an underlying portfolio of securities intended to track a market index. Unlike shares of a mutual fund, which can be bought and redeemed from the issuing fund by all shareholders at a price based on NAV, only Authorized Participants may purchase or redeem shares directly from the Fund at NAV. Also unlike shares of a mutual fund, shares of the Fund are listed on a national securities exchange and trade in the secondary market at market prices that change throughout the day.

The Fund invests in a particular segment of the securities markets and seeks to track the performance of a securities index that generally is not representative of the market as a whole. The Fund is designed to be used as part of broader asset allocation strategies. Accordingly, an investment in the Fund should not constitute a complete investment program.

An investment in the Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, BGFA or any of its affiliates.

Description of the Fund

Cusip: 464287234
Trading Symbol: EEM
Underlying Index: MSCI Emerging Markets Index

Investment Objective
The Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index (the “Underlying Index”). The Fund’s investment objective and its Underlying Index may be changed without shareholder approval.

The Underlying Index is sponsored by an organization (the “Index Provider”) that is independent of the Fund and BGFA. The Index Provider determines the relative weightings of the securities in the Underlying Index and publishes information regarding the market value of the Underlying Index. The Fund’s Index Provider is MSCI Inc. (“MSCI”). Additional information regarding the Index Provider is provided in the Index Provider section of this Prospectus.

Principal Investment Strategies

The Underlying Index is designed to measure equity market performance in the global emerging markets. As of September 30, 2007, the Underlying Index consisted of the following 25 emerging market country indexes: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. As of September 30, 2007, the Underlying Index’s three largest industries were materials, energy and banks.

1

In order to improve its portfolio liquidity and its ability to track the Underlying Index, the Fund may invest up to 10% of its assets in shares of other iShares funds that seek to track the performance of equity securities of constituent countries of the Underlying Index. BGFA will waive portfolio management fees in an amount equal to the portfolio management fees of such other iShares funds for any portion of the Fund’s assets invested in shares of such other funds.

BGFA uses a “passive” or indexing approach to try to achieve the Fund’s investment objective. Unlike many investment companies, the Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued.

Indexing eliminates the chance that the Fund may substantially outperform its Underlying Index but also may reduce some of the risks of active management, such as poor security selection. Indexing seeks to achieve lower costs and better after-tax performance by keeping portfolio turnover low in comparison to actively managed investment companies.

The Fund generally will invest at least 90% of its assets in the securities of its Underlying Index or in American Depository Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) representing such securities. In order to improve portfolio liquidity and give the Fund additional flexibility to comply with the requirements of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”) and other regulatory requirements and to manage future corporate actions and index changes in smaller markets, the Fund may invest the remainder of its assets in securities that are not included in its Underlying Index or in ADRs and GDRs representing such securities. The Fund may invest up to 10% of its assets in other iShares funds that seek to track the performance of equity securities of constituent countries of the MSCI Emerging Markets Index. The Fund also may invest its other assets in futures contracts, options on futures contracts, other types of options, and swaps related to its Underlying Index, as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates.

BGFA uses a representative sampling indexing strategy to manage the Fund as described below.

Representative Sampling

“Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the Underlying Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Underlying Index. The Fund may or may not hold all of the securities that are included in the Underlying Index.

Correlation

An index is a theoretical financial calculation while the Fund is an actual investment portfolio. The performance of the Fund and its Underlying Index may vary somewhat due to transaction costs, foreign currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Fund’s portfolio and the Underlying Index resulting from legal restrictions (such as diversification requirements that apply to the Fund but not to the Underlying Index) or representative sampling.

BGFA expects that, over time, the correlation between the Fund’s performance and that of its Underlying Index, before fees and expenses, will be 95% or better. A correlation percentage of 100% would indicate perfect correlation. The difference between 100% correlation and the Fund’s actual correlation with its Underlying Index is called “tracking error.” The Fund’s use of a representative sampling indexing strategy can be expected to result in greater tracking error than if the Fund used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

2

Industry Concentration Policy

The Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the Fund will concentrate to approximately the same extent that its Underlying Index concentrates in the stocks of such particular industry or group of industries.

Principal Risks

The Fund may be subject to the principal risks noted below. Some or all of these risks may adversely affect the Fund’s NAV, trading price, yield, total return and/or its ability to meet its investment objective.

Asset Class Risk

The securities in the Underlying Index or the Fund’s portfolio may underperform the returns of other securities or indexes that track other industries, groups of industries, markets, asset classes or sectors. Various types of securities or indexes tend to experience cycles of outperformance and underperformance in comparison to the general securities markets.

Concentration Risk

To the extent that its Underlying Index or portfolio is concentrated in the securities of companies in a particular market, industry, group of industries, sector or asset class, the Fund may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that market, industry, group of industries, sector or asset class. An investment in the Fund should not constitute a complete investment program.

Currency Risk

Because the Fund’s NAV is determined on the basis of the U.S. dollar, you may lose money if you invest in the Fund if the currency of a foreign market depreciates against the U.S. dollar, even if the local currency value of the Fund’s holdings in that market increases.

Custody Risk

Custody risk refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle. Local agents are held only to the standards of care of the local markets. Governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Emerging Markets Risks

General. Investments in emerging markets are subject to a greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, greater risk of market shutdown and more governmental limitations on foreign investment policy than typically found in developed markets.

3

Economic Risk. Economic instability in an emerging market may arise when such country is heavily dependent upon commodity prices and international trades. Economies in emerging market countries have been and may continue to be adversely affected by the economics of their trading partners, exchange controls, managed adjustments in relative currency values, trade barriers and other protectionist measures imposed or negotiated by the countries with which they trade. These economies may also suffer from debt burdens and high inflation rates. Some emerging market countries have experienced currency devaluations and some have experienced economic recessions causing a negative effect on their economies and securities markets.

Political and Social Risk. Some governments in emerging market countries are authoritarian or have been installed or removed as a result of military coup and some have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization and capital market development and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging market countries. Unanticipated political or social developments may result in sudden and significant investment losses.

Foreign Securities Risks

Investments in the securities of non-U.S. issuers are subject to all the risks of investing in the markets of such issuers, including market fluctuations caused by factors such as economic and political developments, changes in interest rates and abrupt changes in stock prices. As a result of investing in foreign securities, the Fund may be subject to the risks listed below. These risks may decrease the value of your investment:
•	Less liquid and less efficient securities markets;

•	Greater securities price volatility;

•	Exchange rate fluctuations and exchange controls;

•	Less publicly available information about issuers;

•	Imposition of withholding or other taxes;

•	Imposition of restrictions on the expatriation of funds or other assets of the Fund;

•	Higher transaction and custody costs and delays in attendant settlement procedures;

•	Difficulties in enforcing contractual obligations;

•	Lower levels of regulation of the securities markets;

•	Different accounting, disclosure and reporting requirements;

•	Substantial government involvement in the economy;

•	Higher rates of inflation; and

•	Greater social, economic and political uncertainty, the risk of nationalization or expropriation of assets and risk of war.

Geographic Risk

Some markets in which the Fund invests are located in parts of the world that have historically been prone to natural disasters such as earthquakes, volcanoes or tsunamis or are economically sensitive to environmental events. Any such event could cause a significant impact on the economies, and investments in, these geographic areas.

Issuer Risk

The performance of the Fund depends on the performance of individual companies in which the Fund invests. An issuer may perform poorly, causing the value of its securities to decline. Poor performance may be caused by poor management decisions, competitive pressures, changes in technology, disruptions in supply, labor problems or shortages, corporate restructurings, fraudulent disclosures or other factors.

4

Issuers may, in times of distress or on their own discretion, decide to reduce or eliminate dividends which would also cause their stock prices to decline.

Legal Enforcement of Shareholder Rights Risk

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and stockholders’ rights in markets in which the Fund invests may not be as extensive as those that apply in the U.S. The Fund may therefore have more difficulty asserting its rights as a stockholder of a non-U.S. company in which it invests than it would as a stockholder of a comparable U.S. company.

Management Risk

The Fund may be subject to management risk because the Fund does not fully replicate its Underlying Index and may hold securities that are not included in its Underlying Index. Management risk is the risk that BGFA’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The Fund is managed in a manner that seeks to track the Fund’s Underlying Index and is therefore subject to passive investments risk.

Market Risk

The Fund’s NAV will react to securities market movements. You could lose money over short periods due to fluctutation in the Fund’s NAV in response to short-term market movements and over longer periods during market downturns. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the markets. The value of a security may decline due to general market conditions, economic trends or events that are not specifically related to a company or to factors that affect a particular industry or industries. During a general economic downturn in the securities markets, multiple asset classes may be negatively affected.

Market Trading Risks

Absence of Active Market

Although shares of the Fund are listed for trading on a national securities exchange, there can be no assurance that an active trading market for such shares will develop or be maintained.

Lack of Market Liquidity

Secondary market trading in Fund shares may be halted by a national securities exchange because of market conditions or for other reasons. In addition, trading in Fund shares is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules. There can be no assurance that the requirements necessary to maintain the listing of the shares of the Fund will continue to be met or will remain unchanged.

Shares of The Fund May Trade at Prices Other Than NAV

Shares of the Fund trade on exchanges at prices at, above or below their most recent NAV. The per share NAV of the Fund is calculated at the end of each business day and fluctuates with changes in the market value of the Fund’s holdings since the most recent calculation. The trading prices of the Fund’s shares fluctuate continuously throughout trading hours based on market supply and demand rather than NAV. The trading prices of the Fund’s shares may deviate significantly from NAV during periods of market volatility. ANY OF THESE FACTORS MAY LEAD TO THE FUND’S SHARES TRADING AT A PREMIUM OR DISCOUNT TO NAV. However, because shares can be created and redeemed in Creation Units at NAV (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their NAVs), BGFA believes that large discounts or premiums to the NAV of the Fund are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that the Fund’s shares normally will trade on exchanges at prices close to the Fund’s next calculated NAV, exchange prices are not expected to correlate exactly with the Fund’s NAV due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from NAV. If a shareholder purchases at a time when the market price is at a premium to the NAV or sells at a time when the market price is at a discount to the NAV, then the shareholder may sustain losses.

5

Costs of Buying or Selling Fund Shares

Buying or selling Fund shares involves two types of costs that apply to all securities transactions. When buying or selling shares of the Fund through a broker, you will incur a brokerage commission or other charges imposed by brokers as determined by that broker. In addition, you will also incur the cost of the “spread” – that is, the difference between what professional investors are willing to pay for Fund shares (the “bid” price) and the price at which they are willing to sell Fund shares (the “ask” price). Because of the costs inherent in buying or selling Fund shares, frequent trading may detract significantly from investment results and an investment in Fund shares may not be advisable for investors who anticipate regularly making small investments.

Non-Diversification Risk

The Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the Fund may be more susceptible to the risks associated with these particular companies or to a single economic, political or regulatory occurrence affecting these companies.

Passive Investments Risk

The Fund is not actively managed. The Fund may be affected by a general decline in the U.S. or foreign market segments relating to its Underlying Index. The Fund invests in securities included in, or representative of, its Underlying Index regardless of their investment merit. BGFA does not attempt to take defensive positions in declining markets.

Reliance on Exports Risk

Economies in emerging markets countries generally are heavily dependent upon commodity prices and international trade and, accordingly, may be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and may suffer from extreme and volatile debt burdens or inflation rates.

Secondary Market Trading Risk

Shares of the Fund may trade in the secondary market on days when the Fund does not accept orders to purchase or redeem shares. On such days, shares may trade in the secondary market with more significant premiums or discounts than might be experienced on days when the Fund accepts purchase and redemption orders.

Securities Market Risk

Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States (and other developed countries). In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for the Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities.

6

Security Risk

Some geographic areas in which the Fund invests have experienced acts of terrorism or have strained international relations due to territorial disputes, historical animosities or other defense concerns. These situations may cause uncertainty in the markets of these geographic areas and may affect the performance of their economies.

Structural Risks

Certain emerging market countries are subject to a considerable degree of economic, political and social instability.

Economic Risk

Some emerging market countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation, while others have experienced economic recessions causing a negative effect on the economies and securities markets of such emerging countries.

Political and Social Risk

Some governments in emerging market countries are authoritarian in nature or have been installed or removed as a result of military coups, and some governments have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, have also led to social unrest, violence and/or labor unrest in some emerging market countries. Unanticipated political or social developments may result in sudden and significant investment losses.

Expropriation Risk

Investing in emerging market countries involves a great risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested by certain emerging market countries.

Tracking Error Risk

Imperfect correlation between the Fund’s securities and those in its Underlying Index, rounding of prices, changes to the Underlying Index and regulatory requirements may cause the Fund’s performance to diverge from the performance of its Underlying Index. This is called “tracking error.” Tracking error also may result because the Fund incurs fees and expenses while its Underlying Index does not incur such expenses.

Trading Risk

While the creation/redemption feature of the Fund is designed to make it likely that shares of the Fund will trade close to their NAV, disruptions to creations and redemptions may result in trading prices that differ significantly from NAV.

Valuation Risk

Because foreign exchanges may be open on days when the Fund does not price its shares, the value of the securities in the Fund’s portfolio may change on days when shareholders will not be able to purchase or sell the Fund’s shares.

7

Portfolio Holdings Information

A description of the Company’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information (“SAI”). The top holdings of the Fund can be found at www.iShares.com. Fund fact sheets provide information regarding the Fund’s top holdings and may be requested by calling 1-800-iShares (1-800-474-2737).

8

Performance Information

The bar chart and table that follow show how the Fund has performed on a calendar year basis and provide an indication of the risks of investing in the Fund. Both assume that all dividends and distributions have been reinvested in the Fund. Past performance (before and after taxes) does not necessarily indicate how it will perform in the future results. Supplemental information about the Fund’s performance is shown under the heading Total Return Information in the Supplemental Information section at the end of this Prospectus.

Year by Year Returns1 (Years Ended December 31)

1 The Fund’s total return for the nine months ended September 30, 2007 was 30.93%.

The best calendar quarter return during the periods shown above was 19.05% in the 4th quarter of 2006; the worst was -7.92% in the 2nd quarter of 2004.

Average Annual Total Returns
(for the periods ended December 31, 2006)

				Since
	One	Five	Ten	Fund
	Year	Years	Years	Inception
(Inception Date: 4/7/2003)
Return Before Taxes	30.70%	N/A	N/A	40.11%
Return After Taxes on Distributions(1)	30.64%	N/A	N/A	40.03%
Return After Taxes on Distributions and Sale of Fund Shares(1)	20.52%	N/A	N/A	36.01%
MSCI Emerging Markets Index (Index returns do not reflect deductions for fees, expenses or taxes)	32.17%	N/A	N/A	39.79%

(1)
After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state, local or foreign taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to tax-exempt investors or investors who hold shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts (“IRAs”). Fund returns after taxes on distributions and sale of Fund shares are calculated assuming that an investor has sufficient capital gains of the same character from other investments to offset any capital losses from the sale of Fund shares. As a result, Fund returns after taxes on distributions and sale of Fund shares may exceed Fund returns before taxes and/or returns after taxes on distributions.

9

Fees and Expenses

The following table describes the fees and expenses that you will incur if you own shares of the Fund. You will also incur usual and customary brokerage commissions when buying or selling shares of the Fund:

Annual Fund Operating Expenses[2]
		Distribution		Total
		and Service		Annual Fund
Shareholder	Management	(12b-1)	Other	Operating
Fees[1]	Fees	Fees	Expenses[3]	Expenses
None	0.74%	None	None	0.74%

1	Fees paid directly from your investment.
2	Expenses that are deducted from the Fund’s assets, expressed as a percentage of average net assets.
3
The Company’s Investment Advisory Agreement provides that BGFA will pay all operating expenses of the Fund, except interest expense and taxes (both expected to be de minimis), any brokerage expenses, future distribution fees or expenses, and extraordinary expenses.

Example

This example is intended to help you compare the cost of owning shares of the Fund with the cost of investing in other funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

1 Year	3 Years	5 Years	10 Years
$76	$237	$411	$918

Management

Investment Adviser

As investment adviser, BGFA has overall responsibility for the general management and administration of the Company. BGFA provides an investment program for the Fund and manages the investment of the Fund’s assets. In seeking to achieve the Fund’s investment objective, BGFA uses teams of portfolio managers, investment strategists and other investment specialists. This team approach brings together many disciplines and leverages BGFA’s extensive resources. BGFA also arranges for transfer agency, custody, fund administration and all other non-distribution related services necessary for the Fund to operate.

Pursuant to the Investment Advisory Agreement between BGFA and the Company, on behalf of the Fund, BGFA is responsible for substantially all expenses of the Company including the cost of transfer agency, custody, fund administration, legal, audit and other services except interest expense and taxes, brokerage expenses, distribution fees or expenses and extraordinary expenses.

For its investment advisory services to the iShares MSCI Emerging Markets Index Fund as well as the iShares MSCI BRIC Index Fund which is offered in a separate prospectus, BGFA is paid a fee equal to each of those fund’s allocable portion of: 0.75% per year of the aggregate net assets of those funds less than or equal to $14.0 billion, plus 0.68% per year of the aggregate net assets of those funds between $14.0 billion and $28.0 billion.

For the fiscal year ended August 31, 2007, BGFA received management fees from the Fund based on the Fund’s allocable portion of aggregate average daily net assets, at the annual rate of 0.74%.

10

BGFA is located at 45 Fremont Street, San Francisco, CA 94105. It is a wholly-owned subsidiary of BGI, which in turn is a majority-owned subsidiary of Barclays Bank PLC. As of September 30, 2007, BGI and its affiliates, including BGFA, provided investment advisory services for assets in excess of $2.0 trillion. BGI, BGFA, Barclays Global Investors Services, Barclays Bank PLC and their affiliates deal, trade and invest for their own accounts in the types of securities in which the Fund may also invests.

A discussion regarding the basis for the Board of Directors’ approval of the Investment Advisory Agreement with BGFA will be available in the Fund’s annual report for the period ending August 31.

Portfolio Managers

Greg Savage and Diane Hsiung (the “Portfolio Managers”) are primarily responsible for the day-to-day management of the Fund. Each Portfolio Manager is responsible for various functions related to portfolio management including, but not limited to, investing cash inflows, coordinating with members of his or her team to focus on certain asset classes, implementing investment strategy researching and reviewing investment strategy and overseeing members of his or her portfolio management team with more limited responsibilities.

Greg Savage is an employee of BGFA and BGI and, together with the other Portfolio Manager, is primarily responsible for the day-to-day management of the Fund. Mr. Savage has been a senior portfolio manager for BGFA and BGI since 2006 and a portfolio manager for BGFA and BGI from 2001 to 2006.

Diane Hsiung is an employee of BGFA and BGI and, together with the other Portfolio Manager, is primarily responsible for the day-to-day management of the Fund. Ms. Hsiung has been a senior portfolio manager for BGFA and BGI since 2007 and a portfolio manager for BGFA and BGI from 2002 to 2006.

The Fund’s SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership (if any) of shares in the Fund.

Administrator, Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”) is the administrator, custodian and transfer agent for the Fund.

Shareholder Information

Additional shareholder information, including how to buy and sell shares of the Fund, is available free of charge by calling toll-free: 1-800-iShares (1-800-474-2737) or visiting our website at www.iShares.com.

Buying and Selling Shares

Shares of the Fund trade on a national securities exchange during the trading day. Shares can be bought and sold throughout the trading day like shares of other publicly traded companies. The Company does not impose any minimum investment for shares of the Fund purchased on an exchange. Buying or selling Fund shares involves two types of costs that apply to all securities transactions. When buying or selling shares of the Fund through a broker, you will incur a brokerage commission or other charges determined by your broker. In addition, you will also incur the cost of the “spread” - that is, the difference between the bid price and the ask price. The commission is frequently a fixed amount and may be a significant proportional cost for investors seeking to buy or sell small amounts of shares. The spread varies over time for shares of the Fund based on its trading volume and market liquidity, and is generally lower if the Fund has a lot of trading volume and market liquidity and higher if the Fund has little trading volume and market liquidity. The Fund’s shares trade under the trading symbol listed for the Fund in the Description of the Fund section of this Prospectus.

11

Shares of the Fund may be acquired or redeemed directly from the Fund only in Creation Units or multiples thereof, as discussed in the Creations and Redemptions section of this Prospectus. Once created, shares of the Fund generally trade in the secondary market in amounts less than a Creation Unit.

The Company’s Board of Directors has adopted a policy of not monitoring for frequent purchases and redemptions of Fund shares (“frequent trading”) that appear to attempt to take advantage of a potential arbitrage opportunity presented by a lag between a change in the value of the Fund’s portfolio securities after the close of the primary markets for the Fund’s portfolio securities and the reflection of that change in the Fund’s NAV (“market timing”), because the Fund sells and redeems its shares directly through transactions that are in-kind and/or for cash with a deadline for placing cash-related transactions no later than the close of the primary markets for the Fund’s portfolio securities. The Board of Directors has not adopted a policy of monitoring for other frequent trading activity because shares of the Fund are listed and traded on national securities exchanges.

The national securities exchange on which the Fund’s shares are listed is open for trading Monday through Friday and is closed on weekends and the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund’s primary listing exchange is NYSE Arca.

Section 12(d)(1) of the Investment Company Act of 1940, as amended, restricts investments by registered investment companies in the securities of other investment companies. Registered investment companies are permitted to invest in the Fund beyond the limits set forth in Section 12(d)(1), subject to certain terms and conditions set forth in an SEC exemptive order issued to the Company, including that such investment companies enter into an agreement with the Company.

Book Entry

Shares of the Fund are held in book-entry form, which means that no stock certificates are issued. The Depository Trust Company (“DTC”) or its nominee is the record owner of all outstanding shares of the Fund and is recognized as the owner of all shares for all purposes.

Investors owning shares of the Fund are beneficial owners as shown on the records of DTC or its participants. DTC serves as the securities depository for all shares of the Fund. Participants include DTC, securities brokers and dealers, banks, trust companies, clearing corporations and other institutions that directly or indirectly maintain a custodial relationship with DTC. As a beneficial owner of shares, you are not entitled to receive physical delivery of stock certificates or to have shares registered in your name, and you are not considered a registered owner of shares. Therefore, to exercise any right as an owner of shares, you must rely upon the procedures of DTC and its participants. These procedures are the same as those that apply to any other securities that you hold in book-entry or “street name” form.

Share Prices

The trading prices of the Fund’s shares in the secondary market generally differ from the Fund’s daily NAV per share and are affected by market forces such as supply and demand, economic conditions and other factors. Information regarding the intraday value of shares of the Fund, also known as the “indicative optimized portfolio value” (“IOPV”), is disseminated every 15 seconds throughout the trading day by the national securities exchange on which the Fund is listed or by market data vendors or other information providers. The IOPV is based on the current market value of the securities and cash required to be deposited in exchange for a Creation Unit. The IOPV does not necessarily reflect the precise composition of the current portfolio of securities held by the Fund at a particular point in time nor the best possible valuation of the current portfolio. Therefore, the IOPV should not be viewed as a “real-time” update of the NAV, which is computed only once a day. The IOPV is generally determined by using both current market quotations and/or price quotations obtained from broker-dealers that may trade in the portfolio securities held by the Fund. The quotations of certain Fund holdings may not be updated during U.S. trading hours if such holdings do not trade in the U.S. The Fund is not involved in, or responsible for, the calculation or dissemination of the IOPV and makes no representation or warranty as to its accuracy.

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Determination of Net Asset Value

The NAV for the Fund is generally determined once daily Monday through Friday generally as of the regularly scheduled close of business of the New York Stock Exchange (“NYSE”) (normally 4:00 p.m., Eastern time) on each day that the NYSE is open for trading, based on prices at the time of closing, provided that (a) any assets or liabilities denominated in currencies other than the U.S. dollar shall be translated into U.S. dollars at the prevailing market rates on the date of valuation as quoted by one or more major banks or dealers that makes a two-way market in such currencies (or a data service provider based on quotations received from such banks or dealers); and (b) U.S. fixed-income assets may be valued as of the announced closing time for trading in fixed-income instruments on any day that the Securities Industry and Financial Markets Association announces an early closing time. The NAV of the Fund is calculated by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by the total number of outstanding shares of the Fund, generally rounded to the nearest cent.

In calculating the Fund’s NAV, the Fund’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer), or (iii) based on amortized cost. In the case of shares of funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. BGFA may use various pricing services or discontinue the use of any pricing service. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation.

In the event that current market valuations are not readily available or such valuations do not reflect current market values, the affected investments will be valued using fair value pricing pursuant to the pricing policy and procedures approved by the Board of Directors. The frequency with which the Fund’s investments are valued using fair value pricing is primarily a function of the types of securities and other assets in which the Fund invests pursuant to its investment objective, strategies and limitations.

Investments that may be valued using fair value pricing include, but are not limited to: (i) an unlisted security related to corporate actions; (ii) a restricted security (i.e., one that may not be publicly sold without registration under the Securities Act of 1933, as amended (the “1933 Act”)); (iii) a security whose trading has been suspended or which has been de-listed from its primary trading exchange; (iv) a security that is thinly traded; (v) a security in default or bankruptcy proceedings for which there is no current market quotation; (vi) a security affected by currency controls or restrictions; and (vii) a security affected by a significant event (i.e., an event that occurs after the close of the markets on which the security is traded but before the time as of which the Fund’s NAV is computed and that may materially affect the value of the Fund’s investments). Examples of events that may be significant events are government actions, natural disasters, armed conflict, acts of terrorism and significant market fluctuations.

Valuing the Fund’s investments using fair value pricing will result in using prices for those investments that may differ from current market valuations. Use of fair value prices and certain current market valuations could result in a difference between the prices used to calculate the Fund’s NAV and the prices used by the Fund’s Underlying Index, which, in turn, could result in a difference between the Fund’s performance and the performance of the Fund’s Underlying Index.

Because foreign markets may be open on different days than the days during which a shareholder may purchase the Fund’s shares, the value of the Fund’s investments may change on days when shareholders are not able to purchase the Fund’s shares.

The value of assets denominated in foreign currencies is converted into U.S. dollars using exchange rates deemed appropriate by BGFA as investment adviser. Any use of a different rate from the rates used by MSCI may adversely affect a Fund’s ability to track its Underlying Index.

13

Dividends and Distributions

General Policies. Dividends from net investment income, if any, are declared and paid at least annually by the Fund. The Fund generally distributes its net capital gains, if any, to shareholders annually. The Fund also reserves the right to declare special distributions if, in its reasonable discretion, such action is necessary or advisable to preserve its status as a regulated investment company (“RIC”) or to avoid imposition of income or excise taxes on undistributed income.

Dividends and other distributions on shares are distributed on a pro rata basis to beneficial owners of such shares. Dividend payments are made through DTC participants to beneficial owners then of record with proceeds received from the Fund.

Dividend Reinvestment Service. No dividend reinvestment service is provided by the Company. Broker-dealers may make available the DTC book-entry Dividend Reinvestment Service for use by beneficial owners of the Fund for reinvestment of their dividend distributions. Beneficial owners should contact their broker to determine the availability and costs of the service and the details of participation therein. Brokers may require beneficial owners to adhere to specific procedures and timetables. If this service is available and used, dividend distributions of both income and realized gains will be automatically reinvested in additional whole shares of the Fund purchased in the secondary market.

Taxes

As with any investment, you should consider how your investment in shares of the Fund will be taxed. The tax information in this Prospectus is provided as general information. You should consult your own tax professional about the tax consequences of an investment in shares of the Fund.

Unless your investment in shares is made through a tax-exempt entity or tax-deferred retirement account, such as an IRA, you need to be aware of the possible tax consequences when the Fund makes distributions or you sell Fund shares.

Taxes on Distributions

Distributions from the Fund’s net investment income (other than qualified dividend income), including distributions out of the Fund’s net short-term capital gains, if any, and distributions of income from securities lending, are taxable to you as ordinary income. Distributions by the Fund of net long-term capital gains in excess of net short-term capital losses (capital gain dividends) are taxable to you as long-term capital gains, regardless of how long you have held the Fund’s shares. Distributions by the Fund that qualify as qualified dividend income are taxable to you at long-term capital gain rates.

Dividends will be qualified dividend income to you if they are attributable to qualified dividend income received by the Fund which, in general, includes dividend income from taxable U.S. corporations and qualified foreign corporations, provided that the Fund satisfies certain holding period requirements in respect of the stock of such corporations and has not hedged its position in the stock in certain ways. For this purpose, a qualified foreign corporation means any foreign corporation (1) that is incorporated in a possession of the United States, (2) that is eligible for benefits under a comprehensive income tax treaty with the United States which includes an exchange of information program, or (3) if the stock with respect to which the dividend was paid is readily tradable on an established United States security market. The term excludes a corporation that is a passive foreign investment company. Under current Internal Revenue Service (“IRS”) guidance, the United States has such comprehensive income tax treaties with the following countries: Australia, Austria, Bangladesh, Barbados, Belgium, Canada, China, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Kazakhstan, Korea, Latvia, Lithuania, Luxembourg, Mexico, Morocco, Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Slovak Republic, Slovenia, South Africa, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Kingdom and Venezuela.

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Dividends received by the Fund from a real estate investment trust (“REIT”) or another RIC generally are qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such REIT or RIC. It is expected that dividends received by the Fund from a REIT and distributed to a shareholder generally will be taxable to the shareholder as ordinary income.

Under current law, the taxation of qualified dividend income at long-term capital gain rates will no longer apply for taxable years beginning after December 31, 2010.

A dividend will not be treated as qualified dividend income if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend or in the case of certain preferred stock 91 days during the 181-day period beginning 90 days before such date. In general, your distributions are subject to U.S. federal income tax for the year when they are paid. Certain distributions paid in January, however, may be treated as paid on December 31 of the prior year.

If the Fund’s distributions exceed current and accumulated earnings and profits, all or a portion of the distributions made in the taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution generally will not be taxable but will reduce the shareholder’s cost basis and result in a higher capital gain or lower capital loss when those shares on which the distribution was received are sold.

If you are neither a resident nor a citizen of the United States or if you are a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies, provided, however, that withholding tax will generally not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of long-term capital gains or upon the sale of other disposition of shares of the Fund. In addition, for taxable years of the Fund beginning on or before December 31, 2007, U.S.-source interest-related dividends and short-term capital gain dividends may not be subject to such U.S. withholding tax. In order for a distribution to qualify as an interest-related dividend or a short-term capital gain dividend, the Fund must designate it as such in writing to shareholders; depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Dividends and interest received by the Fund with respect to foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Since more than 50% of the total assets of the Fund will almost certainly consist of foreign stocks or securities, the Fund will “pass through” to you certain foreign income taxes (including withholding taxes) paid by the Fund. This means that you will be considered to have received as an additional dividend your share of such foreign taxes, but you may be entitled to either a corresponding tax deduction in calculating your taxable income, or, subject to certain limitations, a credit in calculating your U.S. federal income tax.

If you are a resident or a citizen of the United States, by law, back-up withholding will apply to your distributions and proceeds if you have not provided a taxpayer identification number or social security number and made other required certifications.

Taxes When Shares are Sold

Currently, any capital gain or loss realized upon a sale of shares is generally treated as a long-term gain or loss if shares have been held for more than one year. Any capital gain or loss realized upon a sale of shares held for one year or less is generally treated as short-term gain or loss, except that any capital loss on the sale of shares held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to such shares.

15

The foregoing discussion summarizes some of the consequences under current U.S. federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. You may also be subject to state and local taxation on Fund distributions and sales of shares. Consult your personal tax adviser about the potential tax consequences of an investment in shares of the Fund under all applicable tax laws.

Creations and Redemptions

The shares that trade in the secondary market are “created” at NAV by market makers, large investors and institutions only in block-size Creation Units of 150,000 shares or multiples thereof. Each “creator” or “Authorized Participant” enters into an authorized participant agreement with the Fund’s distributor, SEI Investments Distribution Co. (the “Distributor”). A creation transaction, which is subject to acceptance by the transfer agent, takes place when an Authorized Participant deposits into the Fund a portfolio of securities approximating the holdings of the Fund and a specified amount of cash in exchange for a specified number of Creation Units. To the extent practicable, the composition of such portfolio generally corresponds pro rata to the holdings of the Fund.

Similarly, shares can be redeemed only in Creation Units, generally in-kind for a portfolio of securities held by the Fund and a specified amount of cash. Except when aggregated in Creation Units, shares are not redeemable by the Fund. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the authorized participant agreement.

The Fund intends to comply with the federal securities laws in accepting securities for deposits and satisfying redemptions with redemption securities, including that the securities accepted for deposits and the securities used to satisfy redemption requests will be sold in transactions that would be exempt from registration under the 1933 Act. Further, an Authorized Participant that is not a “qualified institutional buyer,” as such term is defined under Rule 144A of the 1933 Act, will not be able to receive Fund securities that are restricted securities eligible for resale under Rule 144A.

Creations and redemptions must be made through a firm that is either a member of the Continuous Net Settlement System of the National Securities Clearing Corporation or a DTC participant and has executed an agreement with the Distributor with respect to creations and redemptions of Creation Unit aggregations. Information about the procedures regarding creation and redemption of Creation Units (including the cut-off times for receipt of creation and redemption orders) is included in the SAI.

Because new shares may be created and issued on an ongoing basis, at any point during the life of the Fund a “distribution,” as such term is used in the 1933 Act, may be occurring. Broker-dealers and other persons are cautioned that some activities on their part may, depending on the circumstances, result in their being deemed participants in a distribution in a manner that could render them statutory underwriters and subject to the prospectus delivery and liability provisions of the 1933 Act. Any determination of whether one is an underwriter must take into account all the relevant facts and circumstances of each particular case.

Broker-dealers should also note that dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the 1933 Act. For delivery of prospectuses to exchange members, the prospectus delivery mechanism of Rule 153 under the 1933 Act is available only with respect to transactions on a national securities exchange.

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Transaction Fees

The Fund will impose a creation transaction fee and a redemption transaction fee to offset transfer and other transaction costs associated with the issuance and redemption of Creation Units. Purchasers and redeemers of Creation Units for cash are required to pay an additional variable charge to compensate for brokerage and market impact expenses. The creation and redemption transaction fees for creations and redemptions in-kind for the Fund are discussed below. The standard creation transaction fee is charged to each purchaser on the day such purchaser creates a Creation Unit. The fee is a single charge and will be the amount indicated below regardless of the number of Creation Units purchased by an investor on the same day. BGFA may, from time to time, at its own expense, compensate purchasers of Creation Units who have purchased substantial amounts of Creation Units and other financial institutions for administrative or marketing services. Similarly, the standard redemption transaction fee will be the amount indicated regardless of the number of Creation Units redeemed that day. The standard creation and redemption transaction fees for creations and redemptions through DTC for cash (when cash creations and redemptions are available or specified) will also be subject to an additional variable charge up to the maximum amount shown below under “Maximum Additional Variable Charge for Cash Purchases/ Redemptions.” In addition, purchasers of shares in Creation Units are responsible for payment of the costs of transferring securities to the Fund. Redeemers of shares in Creation Units are responsible for the costs of transferring securities from the Fund. Investors who use the services of a broker or other such intermediary may pay fees for such services. The following table also shows, as of September 30, 2007, the approximate value of one Creation Unit, including the standard creation and redemption transaction fee:

Fee for
	In-kind and	Maximum	Maximum	Number of
	Cash	Additional	Additional	Shares
Approximate	Purchases	Variable Charge	Variable Charge	Per
Value of	and Creation	for Cash	for Cash	Creation
Creation Unit	Unit Redemptions	Purchases*	Redemptions*	Unit
$ 22,407,000	$7,700	**	***	150,000

*	As a percentage of amount invested.

**	The maximum additional variable charge for cash purchases will be a percentage of the value of the Deposit Securities, which will not exceed 3.00%.

***	The maximum additional variable charge for cash redemptions will be a percentage of the value of the Deposit Securities, which will not exceed 2.00%.

Householding

Householding is an option available to certain Fund investors. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Please contact your broker-dealer if you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, or if you are currently enrolled in householding and wish to change your householding status.

Distribution

The Distributor distributes Creation Units for the Fund on an agency basis. The Distributor does not maintain a secondary market in shares of the Fund. The Distributor has no role in determining the policies of the Fund or the securities that are purchased or sold by the Fund. The Distributor’s principal address is One Freedom Valley Drive, Oaks, PA 19456.

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Financial Highlights

The financial highlights table is intended to help investors understand the Fund’s financial performance for the past five years. Certain information reflects financial results for a single share of the Fund. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund, assuming reinvestment of all dividends and distributions. This information has been audited by PricewaterhouseCoopers LLP, whose report is included, along with the Fund’s financial statements, in the Fund’s Annual Report (available upon request).

Financial Highlights
(For a share outstanding throughout each period)

	iShares MSCI Emerging Markets Index Fund
					Period from
					Apr. 7, 2003[a]
	Year ended	Year ended	Year ended	Year ended	to
	Aug. 31, 2007	Aug. 31, 2006	Aug. 31, 2005	Aug. 31, 2004	Aug. 31, 2003
Net asset value, beginning of period	$97.43	$77.92	$53.96	$45.13	$33.75
Income from investment operations:
Net investment income[b]	1.91	1.65	1.65	1.13	0.26
Net realized and unrealized gain[c]	36.58	18.85	24.72	7.97	11.12
Total from investment operations	38.49	20.50	26.37	9.10	11.38
Less distributions from:
Net investment income	(1.57)	(0.99)	(2.41)	(0.27)	-
Total distributions	(1.57)	(0.99)	(2.41)	(0.27)	-
Net asset value, end of period	$134.35	$97.43	$77.92	$53.96	$45.13
Total return	39.86%	26.44%	46.17%	20.21%	33.72	% [d]
Ratios/Supplemental data:
Net assets, end of period (000s)	$18,198,371	$11,969,380	$7,000,858	$1,958,596	$297,846
Ratio of expenses to average net assets prior to waived fees[e]	0.74%	0.77%	0.78%	0.77%	0.78%
Ratio of expenses to average net assets after waived fees[e]	0.74%	0.77%	0.77%	0.76%	0.78%
Ratio of expenses to average net assets after waived fees and exclusive of foreign taxes[e]	0.74%	0.75%	0.74%	0.74%	0.72%
Ratio of net investment income to average net assets[e]	1.63%	1.77%	2.40%	2.10%	1.58%
Portfolio turnover rate[f]	5%	12%	9%	8%	10%

a	Commencement of operations.
b	Based on average shares outstanding throughout each period.
c	The amounts reported may not accord with the change in aggregate gains and losses in securities due to the timing of capital share transactions.
[d]	Not annualized.
e	Annualized for periods of less than one year.
f	Portfolio turnover rates exclude portfolio securities received or delivered as a result of processing capital share transactions in Creation Units.

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Index Provider

MSCI is a leading provider of global indexes and benchmark-related products and services to investors worldwide. Morgan Stanley, a global financial services firm and a market leader in securities, asset management, and credit services, is the majority shareholder of MSCI and The Capital Group Companies, Inc., a global investment management group, is the minority shareholder. MSCI is not affiliated with the Company, BGI, BGFA, State Street, the Distributor or any of their respective affiliates.

BGI has entered into a license agreement with the Index Provider to use the Underlying Index. BGI is sub-licensing rights in the Underlying Index to the Company at no charge.

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Disclaimers

The Fund is not sponsored, endorsed, sold or promoted by MSCI. MSCI makes no representation or warranty, express or implied, to the owners of the shares of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly, or the ability of the Underlying Index to track general stock market performance. MSCI’s only relationship to the Fund, BGI and BGFA is the licensing of certain trademarks and trade names of MSCI and of the Underlying Index, which is determined, composed and calculated by MSCI without regard to the Company, BGI, BGFA or the Fund. MSCI has no obligation to take the needs of the Company, BGI, BGFA or the owners of shares of the Fund into consideration in determining, composing or calculating the Underlying Index. MSCI is not responsible for, and has not participated in, the determination of the prices and amount of shares of the Fund, or the timing of the issuance or sale of such shares or in the determination or calculation of the equation by which shares of the Fund are to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Fund. MSCI does not guarantee the accuracy and/or the completeness of the Underlying Index or any data included therein and MSCI shall have no liability for any errors, omissions or interruptions therein.

MSCI makes no warranty, express or implied as to the results to be obtained by BGI, BGFA, owners of shares of the Fund or any other person or entity from the use of the Underlying Index or any data included therein. MSCI makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall MSCI, have any liability for any special, punitive, indirect or consequential damages (including lost profits) resulting from the use of the Underlying Index or any data included therein even if notified of the possibility of such damages.

Shares of the Fund are not sponsored, endorsed or promoted by NYSE Arca. NYSE Arca makes no representation or warranty, express or implied, to the owners of the shares of the Fund or any member of the public regarding the ability of the Fund to track the total return performance of the Underlying Index or the ability of the Underlying Index identified herein to track stock market performance. NYSE Arca is not responsible for, nor has it participated in, the determination of the compilation or the calculation of the Underlying Index, nor in the determination of the timing of, prices of or quantities of the shares of the Fund to be issued, nor in the determination or calculation of the equation by which the shares are redeemable. NYSE Arca has no obligation or liability to owners of the shares of the Fund in connection with the administration, marketing or trading of the shares of the Fund.

NYSE Arca does not guarantee the accuracy or the completeness of the Underlying Index or any data included therein. NYSE Arca makes no warranty, express or implied, as to results to be obtained by the Company, on behalf of the Fund as licensee, licensee’s customers and counterparties, owners of the shares or any other person or entity, from the use of the Underlying Index or any data included therein in connection with the rights licensed as described herein or for any other use.

NYSE Arca makes no express or implied warranties and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall NYSE Arca have any liability for any direct, indirect, special, punitive, consequential or any other damages (lost profits) even if notified of the possibility thereof.

BGFA does not guarantee the accuracy or the completeness of the Underlying Index or any data included therein and BGFA shall have no liability for any errors, omissions or interruptions therein.

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BGFA makes no warranty, express or implied, as to results to be obtained by the Fund, to the owners of the shares of the Fund or to any other person or entity, from the use of the Underlying Index or any data included therein. BGFA makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or any data included therein. Without limiting any of the foregoing, in no event shall BGFA have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

21

Supplemental Information

I. Premium/Discount Information

The table that follows presents information about the differences between the daily market price on secondary markets for shares of the Fund and the Fund’s NAV. NAV is the price per share at which the Fund issues and redeems shares. It is calculated in accordance with the standard formula for valuing mutual fund shares. The price used to calculate market returns (“Market Price”) of the Fund generally is determined using the midpoint between the highest bid and the lowest offer on the national securities exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. The Fund’s Market Price may be at, above or below its NAV. The NAV of the Fund will fluctuate with changes in the market value of its portfolio holdings. The Market Price of the Fund will fluctuate in accordance with changes in its NAV, as well as market supply and demand.

Premiums or discounts are the differences (expressed as a percentage) between the NAV and Market Price of the Fund on a given day, generally at the time the NAV is calculated. A premium is the amount that the Fund is trading above the reported NAV, expressed as a percentage of the NAV. A discount is the amount that the Fund is trading below the reported NAV, expressed as a percentage of the NAV.

The following information shows the frequency of distributions of premiums and discounts for the Fund included in this Prospectus. The information shown for the Fund is for the calendar year of 2006 through September 30, 2007, the date of the most recent calendar quarter-end.

Each line in the table shows the number of trading days in which the Fund trades within the premium/ discount range indicated. The number of trading days in each premium/discount range is also shown as a percentage of the total number of trading days in the period covered by the table. All data presented here represents past performance, which cannot be used to predict future results.

Fund	Premium/Discount Range	Number of Days	Percentage of Total Days

iShares MSCI Emerging Markets Index Fund	Greater than 2.5% and Less than 3.0%	1	0.23%
	Greater than 2.0% and Less than 2.5%	2	0.46%
	Greater than 1.5% and Less than 2.0%	4	0.91%
	Greater than 1.0% and Less than 1.5%	17	3.88%
	Greater than 0.5% and Less than 1.0%	68	15.53%
	Between 0.5% and -0.5%	255	58.22%
	Less than -0.5% and Greater than -1.0%	53	12.10%
	Less than -1.0% and Greater than -1.5%	23	5.25%
	Less than -1.5% and Greater than -2.0%	9	2.05%
	Less than -2.0% and Greater than -2.5%	5	1.14%
	Less than -2.5%	1	0.23%
		438	100.00%

II. Total Return Information

The table that follows presents information about the total return of the Fund’s Underlying Index and the total return of the Fund. The information presented for the Fund is as of its fiscal year ended August 31, 2007.

“Average Annual Total Returns” represent the average annual change in value of an investment over the periods indicated. “Cumulative Total Returns” represent the total change in value of an investment over the periods indicated.

22

The Fund’s per share NAV is the value of one share of the Fund as calculated in accordance with the standard formula for valuing mutual fund shares. The NAV return is based on the NAV of the Fund and the market return is based on the market price per share of the Fund. The price used to calculate Market Price is determined by using the midpoint between the highest bid and the lowest offer on the national securities exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. Since shares of the Fund did not trade in the secondary market until several days after the Fund’s inception, for the period from inception to the first day of secondary market trading in shares of the Fund, the NAV of the Fund is used as a proxy for the secondary market trading price to calculate market returns. Market and NAV returns assume that dividends and capital gain distributions have been reinvested in the Fund at Market Price and NAV, respectively.

An index is a statistical composite that tracks a specified financial market or sector. Unlike the Fund, the Underlying Index does not actually hold a portfolio of securities and therefore does not incur the expenses incurred by the Fund. These expenses negatively impact the performance of the Fund. Also, market returns do not include brokerage commissions that may be payable on secondary market transactions. If brokerage commissions were included, market returns would be lower. The returns shown in the tables below do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption or sale of Fund shares. The investment return and principal value of shares of the Fund will vary with changes in market conditions. Shares of the Fund may be worth more or less than their original cost when they are redeemed or sold in the market. The Fund’s past performance is no guarantee of future results.

iShares MSCI Emerging Markets Index Fund

Average Annual Total Returns						Cumulative Total Returns
Year Ended 8/31/07			Inception to 8/31/07			Inception to 8/31/07*
NAV	MARKET	INDEX	NAV	MARKET	INDEX	NAV	MARKET	INDEX
39.86%	39.06%	43.63%	38.18%	38.06%	38.75%	315.33%	313.67%	322.50%

*	Total returns for the period since inception are calculated from the inception date of the Fund (4/7/03). The first day of secondary market trading in shares of the Fund was 4/11/03.

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Copies of the Prospectus and SAI and other information can be found on our website at www.iShares.com. For more information about the Fund, you may request a copy of the SAI. The SAI provides detailed information about the Fund and is incorporated by reference into this Prospectus. This means that the SAI, for legal purposes, is a part of this Prospectus.

If you have any questions about the Company or shares of the Fund or you wish to obtain the SAI, Semi-Annual or Annual report free of charge, please:

Call:	1-800-iShares
(toll free)	1-800-474-2737
Monday through Friday
8:30 a.m. to 6:30 p.m. (Eastern Time)

E-mail:	iSharesETFs@barclaysglobal.com

Write:	c/o SEI Investments Distribution Co.
One Freedom Valley Drive
Oaks, PA 19456

Information about the Fund (including the SAI) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR Database on the SEC’s website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

No person is authorized to give any information or to make any representations about the Fund and its shares not contained in this Prospectus and you should not rely on any other information. Read and keep the Prospectus for future reference.

Investment Company Act File No.: 811-09729

For more information visit our website
or call 1-800-iShares (1-800-474-2737)
www.iShares.com

BGI-F-119-01008